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                                                                    Exhibit 10.4

     THIS AGREEMENT OF LEASE (the "Lease"), is made as of the 2nd day of June, 2006, by and RECYCLING TECHNOLOGY DEVELOPMENT, LLC, having a current address at 75 Crows Mill Road, Keasbey, New Jersey 08832, ("Landlord"); and CONVERTED ORGANICS, INC., a Delaware corporation, having a current address at 7A Commercial Wharf West, Boston, MA. 02110 ("Tenant").

                                   WITNESETH:

     WHEREAS, the Landlord owns certain lands and premises in the Town of Keasbey, County of Middlesex and State of New Jersey, which said lands (the "LAND") and all improvements thereto are commonly known as 75 Crows Mill Road, Keasbey, New Jersey and are presently designated on a portion of lot 1, block 51 on the tax map of Keasbey, NJ, as shown on Exhibit A attached hereto. The Land and the building on the Land depicted on Exhibit A which contains a total of approximately 300,000 rentable square feet (the "BUILDING"), are collectively from time to time referred to as the "PROPERTY"); and

     WHEREAS, Tenant desires to lease approximately 60,000 square feet of rentable square feet of space in the Building (the "LEASED PREMISES"), to demolish some or all of the Leased Premises and to construct a new premises to be used in conjunction with its business as hereinafter described and Landlord is willing to lease the Leased Premises to Tenant for such purpose and purposes, subject to and in accordance with the terms covenants and conditions herein contained;

     WHERAS, the Leased Premises is hereby leased to Tenant, all in accordance with the terms and conditions hereinafter mentioned and the consideration herein expressed.

     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved and agreed to be paid the covenants to be performed by Tenant, Landlord does demise, lease and let unto the Tenant and the Tenant does rent and take from the Landlord the Leased Premises as described in Article 1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

     1. LEASED PREMISES

          1.1 The Leased Premises initially consists of that portion of the Building depicted on Exhibit A, containing approximately 60,000 rentable square feet. The term "Leased Premises" as used in this Lease shall mean and refer, from and immediately after the Effective Date, to the premises as initially leased to Tenant, to such premises as same shall be constituted during demolition and construction, and thereafter, to the new premises once completed, as contemplated hereunder, as shall be applicable.

          1.2 The Leased Premises are leased subject to such state of facts as may be shown by an accurate survey of the Property including Exhibit A; real estate taxes and other impositions


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constituting a lien on the Property of which the Leased Premises are a part;
easements, restrictions and other matters affecting the Leased Premises or the Property; and present and future building and zoning laws, ordinances, resolutions, and regulations of any governmental or quasi-governmental agency department or authority now or at any time having jurisdiction over the Property and its use; and the terms of this Lease.

          1.3 Tenant agrees that except as set forth in this Article 1 it shall have no other or further rights in any portion of the Property, except that Tenant shall have the non-exclusive right in common with Landlord and other tenants, authorized occupants, and invitees, to use the Common Areas (as such term is defined in Section 6.4) subject to such reasonable rules and regulations as Landlord may from time to time deem appropriate, including but not limited to rules and regulations governing truck access to and from the Leased Premises across the Common Areas; provided, however that Landlord may use all portions of the Property other than those exclusively demised to Tenant for any purpose as determined by Landlord in its sole and absolute discretion (except as such discretion is limited pursuant to Section 5.3 below).

     2. TERM OF LEASE/RENEWAL TERM/EFFECTIVE DATE/RENT COMMENCEMENT DATE/ EXPIRATION DATE

          2.1 This Lease shall become effective by its terms immediately upon execution and delivery hereof (such date hereinafter referred to as the "EFFECTIVE DATE"). Subject to the terms hereof (including, but not limited to the right of Tenant to terminate the Lease in accordance with the provisions of
Section 4.3), the term of this Lease shall be for an initial term of ten (10) years commencing sixty (60) days after the Effective Date (i.e., on the first day following the end of the Due Diligence Period (as defined below)) (the "RENT COMMENCEMENT DATE") which date is hereby acknowledged to be August 1, 2006, and to end, unless sooner terminated pursuant to the provisions hereof, on the last day of the month in which the tenth (10th) anniversary of the Rent Commencement Date shall occur (the "EXPIRATION DATE") which date is hereby acknowledged to be July 31, 2016.

          2.2 Provided that (i) this Lease has not been previously terminated;
(ii) no Event of Default (as defined below) then exists at the time that Tenant shall exercise its right to renew this Lease or at the commencement of the Renewal Term; (iii) Tenant physically occupies and conducts business at the Leased Premises at the time that Tenant shall exercise its right to renew this Lease, and at the commencement of the renewal term; and (iv) Tenant gives written notice of its election to extend the term of this Lease no later than one hundred eighty (180) days prior to the expiration of the initial term, Tenant shall have one (1) option to renew this Lease for the Leased Premises for an additional term of ten (10) years (the "RENEWAL TERM"), which Renewal Term shall commence on the date immediately following the expiration date of the initial term. The Base Rent payable during the Renewal Term shall as shown on Exhibit B, and subject to all other terms, covenants, conditions, provisions and agreements of this Lease, including, but not limited to, the provisions for additional rent, shall be applicable during the Renewal Term, except that Tenant shall have no further rights of


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renewal.

     3. RENT

          3.1 The Tenant covenants and agrees to pay during the term, and as otherwise herein provided, Base Rent commencing as of the Rent Commencement Date pursuant to the schedule shown on Exhibit B, which shall be payable in consecutive monthly installments as hereinafter set forth. Such payments shall be made promptly in advance on the first day of each and every month (except that the first installment of Base Rent shall be paid upon the date hereof), during the term of this Lease, without prior demand and without off-set, abatement or deduction, together with such additional rent and other charges required to be paid by Tenant as are hereinafter set forth. Simultaneously with the execution of this Lease, Tenant shall make the payments described in Section 44 of this Lease and sums delivered by Tenant pursuant thereto shall be applied in accordance therewith.

          3.2 Any payments and charges other than Base Rent payable by Tenant in this Lease shall be deemed additional rent which shall be due and payable at the time specified under this Lease. In the event of non-payment of additional rent, Landlord shall in addition to all other rights and remedies have all the rights and remedies provided for herein or by law in the case of non-payment of rent. Tenant's obligation for payment of unbilled Base Rent and additional rent shall survive the expiration or termination of this Lease. The term rent where used in this Lease is defined to mean Base Rent, additional rent and any other charges payable by Tenant under this Lease. Rent for any period during the term which is less than a full calendar month shall be pro-rated based upon the actual number of days in that month. Rent shall be paid in legal tender of the United States of America. Payment of rent shall be made to Landlord at its address set forth in this Lease or to such other person or address as Landlord may designate by notice to Tenant.

          3.3 Any payment by Tenant or acceptance by Landlord of a lesser amount then due from Tenant, shall be treated as a payment on account. Landlord's acceptance of a check for a lesser amount with an endorsement or statement thereon that such lesser amount constitutes payment in full shall be given no effect and Landlord may accept such check without prejudice to any other rights and remedies which Landlord may have against Tenant.

     4. CONDITION OF PREMISES/DUE DILIGENCE PERIOD/DEMOLITION AND CONSTRUCTION PERIODS

          4.1 Anything contained in this Lease to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall take the Leased Premises as of the Effective Date in its then "as is" condition, with all faults. Tenant shall, at its expense, obtain any required certificate of occupancy and perform all work incident to obtaining such certificate. Tenant expressly acknowledges that it has, or will have as of the end of the Due Diligence Period, inspected the Leased Premises and the Property, and has had, (or, by the end of the Due Diligence Period, will


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have had), a reasonable opportunity to conduct any professional, third-party inspections of the Leased Premises, the Building and Property deemed necessary by Tenant), and that it, is, and/or will be fully acquainted with the condition of the Leased Premises, the Building and the Property, and has not relied on any representation of Landlord or any third party employed or engaged by Landlord in connection with its entry into this Lease. Landlord shall not be required to incur any expense in connection with the preparation of the Leased Premises, the Building or the Property for Tenant's occupancy. Landlord shall cooperate with Tenant in connection with securing such permits and approvals as Tenant may elect or be required to obtain; provided, that Landlord shall have no obligation to incur any expense in connection therewith. All demolition work and all improvements to the Leased Premises which are to be made by Tenant shall be approved by the Landlord, in writing, prior, as the case may be, to the demolition or installation of same, which approval shall not be unreasonably withheld or delayed. Any and all such work performed by Tenant, including, but not limited to the demolition of certain portions of the Leased Premises, construction or other alterations of or to the Building, and any and all work required to prepare the interior portions of the Building for the commencement of business operations therein (including, but not limited to, installation of furnishings, fixtures and equipment and all finishing work), shall sometimes collectively be referred to as "TENANT'S WORK", the entirety of cost of which shall be paid by Tenant.

          4.2 DUE DILIGENCE PERIOD. Tenant shall have a period of up to sixty
(60) days following the Effective Date (i.e., July 31, 2006) (the "First Due Diligence Period") to complete its due diligence at the Leased Premises and Tenant may extend that period for an additional sixty (60) days (i.e., to September 30, 2006) (the "Second Due Diligence Period") by delivering to Landlord on or before July 31, 2006, the additional sum of Thirty Thousand Dollars ($30,000) which amount shall be treated in accordance with Section 44 below (such initial and extended period being sometimes herein referred to as the "DUE DILIGENCE PERIOD"). Within five days of the end of the Due Diligence Period, Tenant may terminate this Lease for any reason or no reason at all pursuant to Section 4.3 below. If Tenant does not terminate this Lease in accordance with Section 4.3 below, then Tenant shall diligently and in good-faith pursue seek to obtain any and all necessary permits and approvals for Tenant's Work, and its use and operation of the Leased Premises for the purposes herein permitted ("TENANT'S PERMITS"), so that same shall be issued at the earliest practicable time. In addition, during the Due Diligence Period, Landlord shall permit Tenant access to the Leased Premises to complete any inspections required by Tenant ("INSPECTIONS"), upon and subject to the terms and conditions set forth in this Section 4.2, and subject to Tenant's payments described in Section 44 and Exhibit B. Throughout the term of the Lease, Tenant shall provide to Landlord copies of those Tenant's Permits which relate to the Tenant's use and occupancy of the Premises and its operations therein, all of which shall be maintained by Tenant in full force and effect.

               (a) From and after the Effective Date, but upon reasonable advance notice to Landlord, Tenant or its authorized agents may enter upon the Leased Premises to conduct the Inspections. Tenant shall perform the Inspections at its sole cost and expense, subject to the terms and conditions hereof. In no event shall


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          Tenant interfere with, or disturb the occupants of the Leased
          Premises, the Building or the Properly or any other adjacent or contiguous property owned by Landlord or any affiliated party. The Inspections shall be performed during normal business hours. Landlord shall have the right (whether itself or through a representative), at its election, to be present during all such Inspections.

               (b) Subject to sub-Section (d) below, Tenant shall indemnify and hold Landlord harmless from all losses, claims, damages, liabilities, judgments, costs and expenses (including reasonable attorneys fees) arising from Tenant's entry onto the Leased Premises, the Building or the Property and the performance of the Inspections and any related activities as contemplated above.

               (c) Subject to sub-Section (d) below, regardless of whether Landlord or Tenant exercise any right to terminate the Lease, Tenant shall restore the Leased Premises, the Building or the Property to substantially the same condition that the Leased Premises, the Building or the Property ,as the case may be, were in prior to Tenant's entry as soon as practicable and, in any event, no later than fifteen (15) days after Tenant's entry onto the Leased Premises.

               (d) Notwithstanding anything herein contained to the contrary, in the event that Tenant or its agents, employees or contractors shall cause the presence of hazardous material (as defined below) on the Leased Premises, the Building or the Property, Tenant shall be solely responsible for removing, replacing or otherwise handling or remediating any such hazardous material found on the Leased Premises, the Building or the Property.

               (e) Tenant shall provide prompt written notice to Landlord in the event that any hazardous material is discovered on the Leased Premises, the Building or the Property and shall provide to Landlord, without cost, any analysis confirming their existence and any reports or data applicable thereto.

               (f) Notwithstanding anything herein contained to the contrary, no physically intrusive testing of, on or under the Leased Premises, the Building or the Property shall be conducted without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. A sampling plan shall be submitted for approval before any sampling is undertaken. If Landlord requires, sampling shall occur in the presence of a representative of Landlord. Any samples taken of the Land by Tenant shall be divided between the parties, provided, however, that samples taken within the current footprint of the Building shall not be required to be so divided. With respect to all sampling, Landlord shall be provided with all of the materials set forth in sub-paragraph (g) below.


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               (g) Tenant shall, upon Landlord's request, provide Landlord with the results of all of the Inspections, including, without limitations, copies of all reports, studies, surveys, plans and other documentation at Tenant's cost and shall also provide Landlord with the right to consult with Tenant's experts. Neither Tenant nor Tenant's consultants or experts shall report an environmental condition to any governmental authority, unless legally required to do so, without Landlord's prior written consent which may be granted or withheld in Landlord's sole discretion. Except where legally required to report any such condition (in which event the following shall be deemed not to apply), Tenant shall not be responsible for damages suffered by Landlord in the event that Landlord refuses to consent to Tenant's request to report to the appropriate governmental authorities, any environmental condition which is discovered as a result of the Inspections.

               (h) Prior to entering onto the Leased Premises, the Building or the Property, Tenant shall provide, and shall cause each of its contractors so entering any of same (the "CONTRACTORS"), to provide Landlord with a certificate of insurance evidencing a policy of comprehensive general liability insurance) naming Landlord as an additional insured by endorsement. The policies shall be written by insurance carrier(s), and shall be in a form of policy, selected by Tenant and/or Tenant's Contractors, and approved by Landlord in its reasonable discretion. Such comprehensive general liability insurance policy shall be in an amount not less than $2,000,000 per occurrence, whether involving bodily injury liability, or death resulting therefrom or property damage liability or a combination thereof, with a minimum aggregate limit of $3,000,000. The Contractors shall maintain general liability insurance in an amount not less than $3,000,000 during all periods covered by this agreement and shall provide Landlord with a certificate naming it as an additional insured.

               (i) Tenant acknowledges that any breach of the provisions regarding the Inspections would likely cause serious harm to the business of Landlord, and that in such event, Landlord shall be entitled to seek such legal and equitable remedies, including without limitation, an action for money damages and/or injunctive relief, as are available to Landlord pursuant to this Lease and otherwise. In connection with any litigation including appellate proceedings arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

               (j) The rights granted Tenant with respect to the Due Diligence Period, may be terminated by Landlord at any time upon a default by Tenant under this Lease. All of Tenant's obligations and liabilities under this Section 4.2 shall survive any such termination of the Lease.


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          4.3 In the event that Tenant is permitted and elects to exercise its right to terminate the Lease (as set forth in Section 4.2 above), then Tenant shall give written notice to Landlord of such termination, which notice must be received by Landlord no later than five (5) business days following expiration of the Due Diligence Period, with TIME BEING OF THE ESSENCE TO THE EXERCISE BY TENANT OF SUCH RIGHT OF TERMINATION, in which event, should Landlord receive such timely notice of termination, subject, however, to the provisions of
Section 44, Exhibit B and all of the terms, conditions and limitations herein, Landlord shall promptly return the FIRST PREPAID RENT AMOUNT (as defined below) pursuant to Section 44.2 of this Lease (if applicable). In no event shall Tenant commence any demolition, construction or other similar activity on the Leased Premises without first receiving Tenant's Permits. Nothing herein contained shall be deemed to extend the Due Diligence Period. In no event shall Tenant have the right to terminate this Lease except pursuant to this Section 4.3 except that the foregoing shall not preclude Tenant from terminating this Lease following an event of damage or destruction during the Term to the extent permitted in Section 14 or as otherwise expressly set forth in this Lease.

          4.4 DEMOLITION PERIOD. [Intentionally omitted.]

          4.5 CONSTRUCTION PERIOD. Upon expiration of the Due Diligence Period, but subject to the obtaining of Tenant's Permits and subject to the obtaining of Landlord's prior written approval of such work as shall be shown in Tenant's Plans, Tenant shall have a period of up to eighteen (18) calendar months following the end of the Due Diligence Period to commence and complete its demolition and construction at the Leased Premises in accordance with and pursuant to Tenant's Permits (such period being sometimes herein referred to as the "CONSTRUCTION PERIOD") (without extension for events of force majeure). Prior to the commencement of Tenant's Work Tenant shall provide to Landlord copies of Tenant's Permits. During the Construction Period, Tenant shall perform such alterations and work as shall have been approved by Landlord in accordance with Tenant's Plans, upon and subject to the terms and conditions set forth in this Section 4.4, and subject to Tenant's payments described in Section 44 and Exhibit B hereinbelow. If Tenant shall at any time abandon or otherwise fail to perform Tenant's Work in accordance with and pursuant to Tenant's Permits, such abandonment or failure shall constitute an Event of Default hereunder. Such work shall include, but not be limited to the obtaining of the required certificate of occupancy of the Leased Premises, as required in Section 5.1 of this Lease. Provided that Tenant shall not be in default of this Lease beyond any applicable notice and cure period hereunder, during the Construction Period only, Landlord agrees to designate, from time to time, upon request of Tenant, a temporary staging area (the "STAGING AREA"), in and around the Property, for use by Tenant and Tenant's Contractors. The use of the Staging Area shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay any fee for the use thereof. The tentative initial Staging Area is shown on Exhibit C. Notwithstanding the foregoing, Tenant shall accept the Staging Area so designated by Landlord in its "as-is where-is condition", with all faults, it being agreed that Landlord shall not be required to perform any work or expend any sums to


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ready the Staging Area for Tenant's use. Tenant's use of the Staging Area shall be at Tenant's sole risk. The use of the Staging Area shall not interfere with the use and enjoyment of the Property or the Building by Landlord, or any tenants, occupants, guests or invitees thereof, nor interfere with any work being performed by or on behalf of Landlord in and around the Property or the Building. Landlord reserves the right to change the location of any previously designated Staging Area to a new location within reasonable proximity to the Leased Premises, upon five (5) days notice to Tenant, and all costs and expenses of moving and relocating shall be borne by Tenant. At the end of the Construction Period (or any earlier cessation of the use of the Staging Area by Tenant, Tenant shall promptly remove (and/or cause its Contractors to promptly remove), all vehicles, equipment, machinery, materials, debris and all other personal property on or prior to said date, so that the Staging Area is left in the same condition as existed as of the date upon which Tenant's use thereof commenced.

          4.6 TENANT'S PLANS.

          A. Tenant's Plans/Tenant's Work. Following the expiration of the Due Diligence Period in the manner hereinabove described, and subject to the obtaining of Tenant's Permits (and Landlord's prior written approval thereof), Tenant shall commence Tenant's Work, which shall include, demolishing certain portions of the Leased Premises, and the construction of new alterations and improvements pursuant to plans and specifications which shall have been prepared by Tenant and submitted to Landlord for its prior written approval in accordance with the terms and conditions of this Lease. Such plans and specifications shall be prepared and provided at Tenant's sole cost and expense, shall be consistent with Tenant's Permits, and in compliance with all laws, ordinances, codes, permits, rules, regulations and requirements of all duly constituted governmental authorities having jurisdiction and applicable insurance companies (collectively, "LAWS") and shall include, as applicable, complete and detailed plans and specifications, including, but not limited to elevations, mechanical, electrical, plumbing and signage plans (collectively, "TENANT'S PLANS"). Tenant hereby agrees that Tenant's Plans shall not require the construction of any structure beyond the "footprint" of the structure currently situate on that portion of the Property on which the Leased Premises are to be rebuilt.
Tenant's Plans shall be submitted to Landlord for its review and approval prior to the expiration of the Due Diligence Period (i.e., as the same may be extended as contemplated above but without extension for events of force Majeure). Landlord shall give its approval or disapproval (giving specific reasons in case of disapproval) of Tenant's Plans within ten (10) business days after their delivery to Landlord for an initial review, and within five (5) business days after their delivery to Landlord for resubmission. In the event that Landlord shall advise Tenant of any objections to Tenant's Plans, and Landlord and Tenant cannot reasonably resolve said objections to their mutual satisfaction within thirty (30) days following Tenant's receipt of Landlord's objections, then either party may submit such dispute to arbitration in accordance with Section
54. Notwithstanding anything herein contained to the contrary, the commencement or pending decision of any arbitration proceeding in conjunction with this Lease shall not delay or excuse any payment of Base Rent, additional rent or other charge which is otherwise due and payable under this Lease. In the event that


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Tenant fails to timely submit Tenant's Plans as contemplated herein, Landlord may, at its option, take either of the following actions: (i) extend the time for Tenant to submit Tenant's Plans or (ii) by written notice to Tenant, terminate this Lease (subject to the provisions of Section 44). Tenant acknowledges that Landlord's approval of Tenant's Plans shall not be deemed a warranty or representation that Tenant's Plans comply with applicable Laws, or other legal requirements or are sufficient for Tenant's needs or purposes. All improvements and installations to be made, performed or installed by Tenant, inclusive of Tenant's Work, shall be provided at Tenant's sole cost and expense and shall be performed in compliance with all of the terms and conditions of this Lease (including, but not limited to Section 21) and all applicable Laws. Tenant's Work shall be performed by reputable and licensed contractors reasonably approved by Landlord which shall work in a harmonious manner in accordance with good construction industry practice(s). Tenant shall not cause any conflict or work stoppage as a result of any work performed at the Property. Notwithstanding anything herein contained to the contrary, in no event may Tenant seek, submit, or request in any application made to any applicable municipal or other governing body having jurisdiction, any changes, modifications or other alterations of the Leased Premises, which entail or require either partial or full site plan review and approval, without Landlord's prior written consent, which consent may be withheld by Landlord in its sole and un-reviewable discretion; provided, however, that in the event that Landlord shall deny Tenant's request for consent to any such changes, modifications or other alterations of the Leased Premises, which entail or require either partial or full site plan, Tenant may request a Resolution Meeting (as defined below), with Landlord, in the same time and manner as provided in Section 4.6C below, in order to review the specific request and attempt a resolution thereof.

          B. Tenant's Permits. Following Landlord's approval of Tenant's Plans, Tenant shall, at its cost and expense, apply for Tenant's Permits and shall diligently proceed in good faith to obtain Tenant's Permits in order that Tenant may, subject to the provisions hereof, perform Tenant's Work to completion so that it is able to obtain and deliver to Landlord the certificate of occupancy which is required for the conduct of its business. Tenant shall keep Landlord reasonably apprised as to the status of the obtaining of Tenant's Permits and upon receipt thereof, Tenant shall promptly commence Tenant's Work, in accordance with Tenant's Plans, as approved by Landlord. Upon request by Landlord, Tenant shall provide a complete copy of Tenant's Permits to Landlord and upon receipt, shall provide a true copy of the certificate of occupancy. Tenant shall also furnish Landlord with a set of "as-built" plans and specifications, and a computer disc with CAD drawings and related information therein, once all work is complete.

          C. Non-interference/Delay. Tenant acknowledges that Tenant's Work, may, at times, proceed simultaneously with work which is being performed by Landlord or its affiliates throughout the Building and the Property. Tenant agrees to instruct its contractors and others performing construction work on its behalf, to cooperate with Landlord and its contractors and subcontractors, or those contractors or subcontractors of any affiliates of Landlord who are performing work on the Property, in order to minimize interference therewith. In the event that Landlord's agents, contractors or employees, or Tenant's Work, or Tenant's agents, contractors or employees, are respectively impeding, interfering, or otherwise delaying the completion of work being performed by either Landlord or its affiliates, or Tenant, as the case may be, the aggrieved party shall provide the other with written notice (a "NOTICE OF DELAY"), which shall reasonably detail the circumstances of such delay and propose a "good faith solution", (as defined below), to resolve same. A "good faith solution" shall be defined as a solution which minimizes the costs and adverse effects on both parties. Within two (2) business days following receipt of a Notice of Delay, Landlord and Tenant will arrange for a conference call and/or meeting with each other's representatives, which representatives shall have decision making authority (the "RESOLUTION MEETING"). During the Resolution Meeting, all parties shall discuss the Notice of Delay and proposed good faith solution with the intent and purpose of resolving the matter in good faith as set forth above. Accurate minutes of the Resolution Meeting shall be kept and approved by both parties. In the event that a mutually satisfactory resolution is not reached following the Resolution Meeting, either Landlord or Tenant may submit the dispute to an ARBITRATION in accordance with the provisions of Article 54; provided, however, that given any timing constraints, such Arbitration shall be handled on an expedited basis.

     5.   USE

          5.1 The Tenant covenants and agrees to use and occupy the Leased Premises (a) for the process of manufacturing organic fertilizer and natural soil amendment products after the receipt of organic food waste, (b) for such other directly related or substantially similar use but subject to the approval of Landlord which will not be unreasonably withheld or delayed, and (c) ancillary office uses in support of the foregoing. By way of illustration and not of limitation, if Landlord agrees with any other tenant that such other tenant may engage on an exclusive basis in a particular use, then Landlord's refusal to approve a use by Tenant that would violate such "exclusive" right of use by such other tenant shall be deemed reasonable. Any and all such permitted uses by Tenant are and shall be expressly subject to all applicable Laws, including, without limitation, any zoning ordinances, rules and regulations of any governmental boards of or bureaus having jurisdiction thereof and the terms and provisions of this Lease (the "PERMITTED USE") and no other use or uses shall be permitted without the obtaining of Landlord's prior written consent. Tenant shall comply with all requirements applicable to the operation of its business and obtain all approvals, permits (including the certificate of occupancy which it shall obtain at its sole cost and expense), and licenses required in connection therewith at Tenant's sole cost and expense. In the event a temporary certificate of occupancy is initially obtained by Tenant, Tenant covenants to obtain a final certificate of occupancy, at its sole cost and expense, within the time period set forth in the temporary certificate of occupancy; provided, that Tenant shall obtain a final certificate of occupancy within one hundred twenty (120) days of the substantial completion of Tenant's Work but in no event later than six hundred sixty (660) days from the end of the Due Diligence Period (without extension for events of force majeure). In addition, Tenant covenants that its use of and operations in the Leased Premises shall not disturb other tenants or occupants in the Building or on the Property.

          5.2 Landlord grants permission to use the Leased Premises for those purposes set forth in Section 5.1 to the extent it is lawful to do so without any representation that the Leased Premises may be so used. Subject to applicable Laws, Tenant shall be permitted access to the Leased Premises 24 hours a day, 7 days per week.

          5.3 Provided that Tenant is not in default under any of the terms, covenants or conditions of this Lease, and is continuing to use the Leased Premises for the Permitted Use, then, in such event, except as hereinafter provided in this paragraph, Landlord shall not hereinafter execute any new lease for the Property (excluding this Lease) to any tenant which shall use its premises to process food waste into fertilizer. For the purpose of the preceding sentence, the word "fertilizer" shall not include mulch or compost of any kind. Notwithstanding the foregoing, Landlord shall be expressly deemed not to be in violation of this paragraph by virtue of (i) any use or occupancy by Landlord or any parent, subsidiary or affiliate of Landlord of any portion of the Property; and/or (ii) any use or occupancy by any tenant or occupant that is currently leasing space in the Property under a lease existing as of the date hereof, as described on Exhibit D and which lease permits such use (an "Existing Lease" and collectively, the "Existing Leases"), or any subtenants, successors or assigns under any such Existing Lease. In the event that the granting of this provision violates any applicable Laws, or, if it is determined that the provisions of this paragraph are unenforceable, at the present time or any time in the future, the provisions of this paragraph shall be void ab initio and of no further force and effect and Tenant shall indemnify and hold Landlord fully harmless from and against any and all costs, claims, damages (including, without limitation, any punitive damages), expenses (including, without limitation, attorneys' and experts' fees), court costs and any amounts paid in settlement arising out of any claims arising out of the granting of this provision.

     6.   REPAIRS AND MAINTENANCE OF LEASED PREMISES/COMMON AREAS

          6.1 Landlord shall have no obligation whatsoever to maintain, repair or replace all or any component system or aspect of the Leased Premises, Tenant's Work or any alteration or improvements made by Tenant to the Leased Premises during the term of this Lease. Tenant shall, at Tenant's sole cost and expense, keep and maintain in good operating order and state of repair (and replace where necessary) all of the Leased Premises including, but not limited to, the making of all necessary repairs and replacements to the structural components of the Leased Premises including, but not limited to, the roof, structural beams, columns and foundation, the bearing walls, floor, windows, doors, door operating equipment (including but not limited to rails, tracks, rollers, and motors), dock seals and bumpers, automatic and other levelers, any air-conditioning, heating, electrical and plumbing equipment, and all mechanical systems and working parts used in connection with the air-conditioning, heating, electrical, heating, sprinkler, plumbing fixtures and all other systems, including, but not limited to, ballasts, bulbs and fluorescent fixtures. To the extent that any fact, circumstance or condition existing in the Leased Premises and/or which was caused or created by Tenant and adversely affects any portion of the Building or the Common Areas which is not part of the Leased Premises, then

Tenant shall pay all costs and expenses associated with such maintenance, repair and replacements as solely but reasonably determined by Landlord. Tenant shall, at Tenant's expense, keep all downspouts and roof drains flowing freely and clear ice, snow or other obstructions. Tenant shall make or perform all maintenance, repairs and replacements applicable to the Leased Premises so that the Leased Premises are at all times kept in good order condition and state of repair, without expense to Landlord, utilizing contractors (including, but not limited to contractors and vendors reasonably approved by Landlord for the purposes of satisfying Tenant's obligations under Section 6.2). All labor and materials shall be first quality, suitable for their intended purposes and all work shall be performed in a good and workmanlike manner. With respect to the Leased Premises, Tenant shall keep the water and sewer pipes and connections free from ice and other obstructions, and shall generally maintain the Leased Premises and shall, at the expiration of the term, deliver up the Leased Premises in good order and condition, damage by insured casualty and ordinary wear and tear excepted. The Tenant covenants and agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the Leased Premises or the Building, structural injury to the Leased Premises or the Building or any overloading of the floors or electrical service within the Leased Premises or the Building.

          6.2 At Tenant's sole cost and expense, Tenant shall (a) keep the Leased Premises free of debris; (b) clean the Leased Premises on a regular basis and remove all garbage on a regular basis to a dedicated garbage dumpster to be supplied by Tenant and emptied at required intervals and (c) keep the Leased Premises free of rodents and pest infestation and perform pest control services at required intervals.

          6.3 Tenant shall at its expense maintain, repair and replace any lawns, shrubbery, drains, drainage systems, curbs, curbing, fencing, gates and paved areas within the Leased Premises, and promptly remove snow and ice from the Leased Premises.

          6.4 Landlord shall operate, manage, equip, police, light, repair, maintain and replace (as necessary) the Building, all or any portion of the exterior and interior common areas and utility and other systems that serve more than one tenant (collectively referred to as the "Common Areas") of the Property, of which the Leased Premises is a part, for the benefit of all tenants in a clean, good and workmanlike manner as Landlord may in its sole but reasonable discretion determine. To the extent that Tenant is obligated to pay certain costs and expenses pursuant to Section 6.1 above, Tenant shall not be obligated to pay twice for the same such costs and expenses pursuant to this
Section 6.4 (i.e., no duplication of charges). For the purposes of this Lease, the areas shown on Exhibit C shall be deemed to be included in the definition of the Common Areas as of the date of execution of this Lease, and shall include, but not be limited to, the access road and parking areas, which areas may be reduced or increased by Landlord from time to time during the term. In addition to the Base Rent reserved, Tenant shall, during the term of this Lease, commencing as of the Rent Commencement Date and thereafter, and throughout the term, promptly pay monthly, together with the Base Rent to be paid pursuant to
Article 3 and Exhibit B, one-twelfth (l/12th) of twenty (20%) percent of Landlord's costs and expenses incurred in the maintenance, repair and replacements of such Common Areas ("TENANT'S PROPORTIONATE SHARE"). An illustrative list of such costs and expenses is attached hereto as Exhibit E and made a part hereof. Without limiting the foregoing, Tenant shall be obligated to pay all costs of a capital nature, amortized over the useful life thereof, plus interest, including, but not limited to, capital improvements, capital repairs, capital equipment and capital tools, as determined in accordance with generally accepted accounting principles. Such payments by Tenant shall be reasonably estimated by Landlord during each year, with a final reconciliation to be done within a reasonable period of time at the end of each year and a proper adjustment shall be made as between Landlord and Tenant (either as a credit to Tenant, or payment to Landlord, as the case may be), within thirty (30) days of such reconciliation being provided to Tenant. Upon request by Tenant, Landlord will provide a reasonably detailed statement showing Landlord's calculation of Tenant's Proportionate Share together with substantiating documentation of such costs and expenses.

          6.5 Landlord agrees that the following costs and expenses shall not be chargeable to or payable by Tenant pursuant to Section 6.4 above:

     (1) leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred in connection with leasing, renovating or improving space for tenants or other occupants or prospective tenants of the Building;

     (2) costs, including permit, license and inspection fees, incurred in renovating or otherwise improving or decorating, painting or redecorating vacant space for tenants or other occupants;

     (3) Landlord's cost of any service sold to particular tenants or other occupants for which Landlord is entitled to be reimbursed in full by such tenants or other occupants as an additional charge or rental over and above the base;

     (4) any depreciation and amortization on the Building;

     (5) expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided to another tenant or occupant;

     (6) costs incurred due to violation by Landlord of any of the terms and conditions of this Lease or of any other lease relating to the Building;

     (7) overhead and profit increments paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or Property to the extent that the cost of the foregoing exceed the cost that would have been paid had such been provided by unaffiliated parties on a competitive basis;

     (8) interest on debt or amortization payments on any mortgages or deeds of trust or any debt for borrowed money;

     (9) all items and services for which Tenant reimburses Landlord in full or pays third parties in full, or which Landlord provides selectively to one or more tenants or occupants of the Building other than Tenant without reimbursement;

     (10) advertising and promotional expenditures; or

     (11) repairs and other work occasioned by fire, windstorm or other casualty, to the extent, repairs and other work are payable from insurance or condemnation proceeds.

     7.   UTILITIES

          7.1 During the term, Tenant shall, at its own cost and expense, pay all charges for separately metered or charged electricity gas, water, heat, power or other communication services and all other utilities used by Tenant or consumed in the Leased Premises directly to the applicable utility companies. All such payments shall be made when due and Tenant shall not permit utility services to be suspended on account of non-payment.

          7.2 If any utility or service is provided to Tenant or the Leased Premises by Landlord, Landlord will pay the cost of such utility or service and will either charge the cost thereof to all persons, including Tenant, who use such service based upon actual submetered readings or based on hours of use and amount of consumption as reasonably determined by Landlord. If electric service to the Leased Premises shall be measured by sub-meter, Landlord shall provide and install same, at its expense. All such charges shall be additional rent and shall be paid by Tenant within fourteen (14) days of Landlord's demand.

          7.3 Landlord shall not be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of utilities furnished to the Leased Premises. Landlord shall not be liable in damages or otherwise for any interruption in the supply of any of such utilities, whether caused by any disruption of primary sources of supply or otherwise, nor shall any such failure or interruption constitute constructive eviction or any ground for an abatement of rent reserved hereunder.

          7.4 Without regard to whether or not Landlord is the provider of any utility service or such service is directly purchased by Tenant, Tenant shall pay all costs and expenses associated with the commencement of such services (i.e., hook-up fees, etc.).

     8.   TAXES

          8.1 In addition to the Base Rent reserved, Tenant shall as of the Rent Commencement Date and thereafter during the term of this Lease, promptly pay monthly, together with the Base Rent to be paid pursuant to Article 3 and Exhibit B, Tenant's Proportionate Share of all taxes, assessments, water and sewer rents and charges, excises levies, and other governmental charges, general and special, of any kind whatsoever known or unknown which at any time prior to or during the term of this Lease may be assessed, levied, confirmed, imposed upon, or become payable out of or in respect of, or become a lien on (i) the Property or (ii) any rent, income or other payments received by Landlord under this Lease as estimated by Landlord, including such added assessment, or omitted assessment which may be levied against the Property, by the applicable governmental taxing authority, said obligation to be prorated as of the Rent Commencement Date and as of the Expiration Date hereunder, as applicable (collectively, "Taxes"). In addition to the obligation to pay Taxes as hereinabove set forth, the Tenant shall, during the term of this Lease, pay the cost and expense of any levy for building and other improvements and for the installation of local improvements affecting the Landlord and the Property as may be assessed by any governmental boards or bureaus having jurisdiction thereof. Any assessment or impositions for capital or public improvements which may be payable by law at the option of the taxpayer in installments, may be so paid by the Tenant in installments during the remaining term of this Lease together with any required interest. Landlord shall furnish Tenant, on a quarterly basis, with a copy of the then due real estate tax bill, together with a calculation of Tenant's Proportionate Share of Taxes. Tenant shall pay the amount shown by Landlord's statement within ten (10) days of Tenant's receipt thereof. Alternatively, if required by any mortgagee of Landlord, Landlord may, during the term reasonably estimate the amount of Taxes required to be paid by Tenant during each year, in which event, Tenant shall pay, on a monthly basis, (l/12th) of Tenant's Proportionate Share of Taxes, as reasonably estimated by Landlord. Landlord shall present Tenant with a copy of the final real estate tax bill within a reasonable period of time at the end of each tax year, and a proper adjustment shall be made as between Landlord and Tenant (either as a credit to Tenant, or payment to Landlord, as the case may be), within thirty
(30) days of such real estate tax bill being provided to Tenant, and Landlord's statement showing Landlord's calculation of Tenant's Proportionate Share of Taxes. In the event of any change in the tax rate which shall require an adjustment in Tenant's annual tax obligation, such difference shall be adjusted by Landlord and Tenant during the month following Landlord's submission of each such tax bill.

          8.2 If at any time during the term of this Lease the method or scope of taxation prevailing at the commencement of the Lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the Taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Property, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Property then, and in such event, such substituted tax or imposition shall be payable and discharged by the Tenant in the manner required pursuant to such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within Lease.

          8.3 Nothing in this Lease contained shall require the Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of the Landlord, or federal income tax, state income tax, or excess profits or revenue tax, unless such taxes are in substitution in whole or in part for real property taxes as a result of such change in the manner and scope of taxation as hereinbefore provided in this Article 8.

          8.4 Notwithstanding the provisions of Section 8.1, Tenant shall be solely responsible for any assessments for Tenant improvements at the Leased Premises, whether installed by Tenant or Landlord that are assessed against the Land and Building at a valuation higher than the valuation for the existing building standard improvements, and shall be likewise responsible for any higher valuation assessed against other tenants at or occupants of the Land and Building. If the records of the Tax Assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements are assessed at a higher valuation than building standard, such records shall be binding on both Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination.

          8.5 If Landlord succeeds in reducing any assessed valuation for the Property or incurs expenses with third parties in efforts to minimize or reduce real estate taxes or other charges under this Article 8, Tenant shall pay the expenses so incurred by Landlord within ten (10) days following Landlord's demand. Provided that no default on Tenant's part shall have occurred, Landlord shall not unreasonably refuse a request by Tenant that Landlord undertake to appeal the tax assessment on the Property unless Landlord determines in its reasonable judgment that the appeal would not be successful or result in a higher valuation for the Property. In the event a tax appeal is conducted, the savings or additional payment due the municipality shall be adjusted as allocable for the applicable years of the appeal during the term after Landlord first receives reimbursement for legal and expert fees and all expenses associated with the appeal. No refund or credit shall be made or given to Tenant if Tenant is then in default.

          8.6 Nothing set forth in Sections 8.1 - 8.5 shall be interpreted or construed to impose on Tenant an obligation to make duplicative payments of Taxes. Any determination by Landlord of Tenant's obligations as set forth in Sections 8.1 - 8.5 shall be reasonably substantiated by Landlord.

     9. INSURANCE

          9.1 During the term, Tenant will, at its sole cost and expense, obtain for the benefit of the Landlord wherein the Landlord shall be the named insured, all risk fire insurance with full extended coverage, (including flood insurance if required by Landlord or any mortgagee), insuring the Leased Premises (inclusive of any permanent improvements constructed by Tenant), in an amount and value equivalent to their full replacement cost, which policy of insurance shall include broad form boiler and machinery coverage (inclusive of heating and air-conditioning systems, if any), together with insurance coverage against sprinkler damage to the Building and its improvements. Said insurance, in any event, shall not be less than the amount of any mortgage(s) which may be placed on the Leased Premises by Landlord and shall be in such form and content as Landlord may reasonably required and as any mortgagee may require. Landlord shall have the right from time to time to determine the full replacement value as may be required to comply with full replacement insurance requirements. The insurance to be obtained by Tenant shall include rent insurance payable to and insuring the interest of the Landlord as to the value of the rental obligation hereunder to the extent of one (1) year's gross rental value (inclusive of real estate taxes, Landlord's operating expenses and applicable insurance premiums). Such insurance shall not be for the benefit of Tenant and shall not cover any personal property of Tenant (e.g., Tenant's fixtures, furnishings and equipment for which Tenant shall separately insure and in which Landlord shall have no insurable interest).

          9.2 Tenant further covenants and agrees that it will, at its sole cost and expense, carry comprehensive general public liability insurance covering the Leased Premises and the use, operations and business conducted therein or thereon (in form and content approved by Landlord), by insurance carriers licensed in the State of New Jersey having a Best's Rating of not less than A-VIII and approved by Landlord (which approval shall not be unreasonably withheld or delayed) naming Landlord and other parties designated by Landlord as additional insured(s) with a per location aggregate with respect to the Leased Premises in the minimum amount of FIVE MILLION ($5,000,000.00) DOLLARS per occurrence combined single limit for injury to persons, death and property damage. Such required minimum level of coverage may, at Tenant's option, be satisfied by Tenant's providing primary coverage, as required, in a minimum amount of Two Million ($2,000,000.00) with excess coverage provided by means of an umbrella policy of insurance. Tenant shall provide notice to Landlord in the event that the aggregate limitation on liability is reduced by losses (including loss reserves of fifty (50%) percent or more during any one policy year. Tenant shall also carry (i) workers' compensation insurance as required by law, (ii) all risk insurance written under Insurance Services Offices (ISO) forms or its equivalent in respect of Tenant's stock in trade, fixtures and all other property of Tenant or alterations and improvement made by Tenant or placed in the Leased Premises in an amount not less than eighty (80%) percent of the full insurable value thereof and not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies;
(iii) automobile liability insurance for owned, non-owned and hired automobiles with limits not less than Five Million ($5,000,000.00) Dollars for each accident naming Landlord as an additional insured; (iv) employers liability insurance with liability limits not less than One Million ($1,000,000.00) Dollars for each accident and for bodily injury by disease $1,000,000.00 each person and $1,000,000.00 policy limit, and (v) a First Party Environmental Insurance Policy or such other policy which shall be approved by Landlord in Landlord's sole discretion, which policy or policies shall insure the Building and the Property against contamination and pollution caused by the operation of Tenant's business which policy shall contain an initial minimum coverage amount of $3,000,000. The initial schedule of the insurance coverage to be purchased by Tenant is attached hereto as Exhibit F and made a part hereof.

          9.3 For each of the polices required of Tenant hereunder this Article, Landlord shall have the right in its sole discretion to increase the amount of coverage and/or require additional coverage, in each case not to exceed the amount or type of coverage then being carried or being required by tenants to be carried by prudent landlords of similar use tenants in New Jersey with Landlord and its designee(s) being named insured parties with respect to all such policies. All such policies to be carried by Tenant shall contain a clause that the same shall not be cancelled except on thirty (30) days' written notice to all parties in interest. Tenant shall deliver to Landlord certificates for such fully paid for policies of insurance as Tenant is required to maintain on or prior to the Rent Commencement Date. Tenant shall procure and pay for renewal of such insurance before the expiration thereof and deliver certificates therefore at least thirty (30) days before the expiration of any existing policy.

          9.4 Tenant shall not do or permit anything to be done in respect of the Leased Premises or conduct or operate Tenant's business in any manner objectionable to any insurance company or in violation of the requirements of the National Fire Codes published by the National Fire Protection Association (the "NFPA Code") whereby in the absence of compliance any insurance then in effect in respect to the Land and Building shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under Article 5 hereof. In case of a breach of the provisions of this Section 9.4, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and hold Landlord harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach. Landlord shall notify Tenant of any policy conditions which may cause the insurance coverage maintained by Landlord to be voided or the premiums increased.

          9.5 The parties hereto mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this Lease insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord or Tenant, as the same may be applicable, which right to the extent not prohibited or violative of any such policy, is hereby expressly waived. Each party shall look first to any insurance in its favor before making any claim against the other party, and each party hereby releases the other party to the extent of the proceeds of insurance received with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the term of this Lease to the extent to which it is, or is required to be, insured. Nothing contained in this Section 9.5 shall be deemed to relieve either party of any duty, obligation or liability imposed elsewhere in this Lease.

          9.6 Tenant, at its sole cost and expense, shall provide insurance against loss or damage to all window glass in the Leased Premises, including glass in any entryways.

     10. SIGNS

          Tenant shall be entitled to place a sign on the entrance to the Leased Premises, and a sign on the Building, identifying the name or trade identity of Tenant, which sign(s) shall be in compliance with all municipal and other governmental requirements and subject to Landlord's approval as to location, size and aesthetics. Tenant shall maintain the sign(s) in good order and condition during the term, shall pay for all utilities used in connection with such sign(s) and shall remove the sign(s) and repair any damage to the Leased Premises, the Building or other property on which such sign(s) is located arising from the sign installation and/or removal, at the expiration or termination of the Lease term.

     11. FIXTURES

          11.1 Tenant shall have the right and privilege of installing and, unless otherwise set forth in this Lease, removing its personal property, equipment and trade fixtures in the Leased Premises during the term of the Lease. However, upon the occurrence of an Event of Default, if such personal property, equipment and/or trade fixtures are not removed within thirty (30) days after such Event of Default, then the foregoing shall be deemed at the option of the Landlord to be abandoned and may be disposed of in any manner determined by Landlord or, in lieu thereof, the Landlord may remove and store such property and charge the reasonable cost and expense of removal and storage to the Tenant. The foregoing shall not be interpreted or construed to prevent the removal of Tenant's personal property, equipment and/or trade fixtures by any of Tenant's lenders prior to the expiration of such period of thirty (30) days.

          11.2 It is expressly understood and agreed that the Tenant may install, connect and operate equipment as may be deemed necessary by the Tenant for the operation of its business in the Leased Premises subject to Tenant's compliance with applicable Laws. Subject to the terms and conditions of this Lease, the machinery, fixtures and equipment belonging to the Tenant shall at all times be considered and intended to be personal property of the Tenant, and not part of the realty and subject to removal by the Tenant, provided at the time of such desired removal that the Tenant is not in default pursuant to the terms and conditions of this Lease, and that the Tenant, at its own cost and expense, pays for any damage to the Leased Premises, the Building and the Property caused by such removal.

          11.3 All fixtures, equipment, systems, facilities, improvements and appurtenances attached to or built into the Leased Premises on the Effective Date (should the Lease be terminated by either party prior to the expiration of the Due Diligence Period, as provided hereunder), shall be deemed to be property of Landlord and shall not be removed by Tenant. Notwithstanding the foregoing, should the term of the Lease proceed and the Leased Premises be constructed by Tenant as contemplated hereunder, all fixtures, equipment, systems, facilities, improvements and appurtenances permanently attached to or built into the Leased Premises, as well as any additions, substitutions and replacements thereto during the term shall be and remain part of the Leased Premises, shall be deemed to be property of Landlord and shall not be removed by Tenant and shall be surrendered to Landlord upon the Expiration Date (or sooner termination of the term of this Lease), except to the extent that Landlord requests removal thereof, in conjunction with the provisions of Section 21. For purposes of clarification, those fixtures, equipment, systems, facilities, improvements and appurtenances attached to or built into the Leased Premises which are to become the property of Landlord upon the expiration or earlier termination of this Lease are generally described in Exhibit G attached hereto and made a part hereof.

     12. GLASS

          The Tenant expressly covenants and agrees to replace any broken glass in the windows or other apertures of the Leased Premises which may become damaged or destroyed at its cost and expense.

     13. ASSIGNMENT AND SUBLETTING

          13.1 Tenant may not assign this Lease, sublet all or any portion of the Leased Premises, allow the same to be used or occupied by anyone other than Tenant and its present members and employees, or mortgage, pledge, encumber or otherwise transfer or hypothecate this Lease, by operation of law or otherwise, without, in each instance, obtaining Landlord's prior written consent which consent shall be in the sole and absolute discretion of Landlord. The foregoing consent requirement shall not apply to a conveyance of Tenant's leasehold interest as created hereby to or by a Mortgage Lender (as that term is defined in Section 55 below) which has taken such actions may be required, if any, to prevent the termination of this Lease by Landlord prior to such conveyance as set forth in Sections 55.1-55.5 below.

          13.2 Without limiting any of the provisions herein or of Article 17, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), the Tenant is permitted to assign this Lease (notwithstanding the restrictions contained in this Lease) adequate assurance of future performance by an assignee expressly permitted under such code shall be deemed to mean the deposit of cash security in an amount equal to three (3) month's Base Rent (in addition to the Security Deposit posted pursuant to this Lease), which deposit shall be held by the Landlord for the balance of the Term, without interest, as security for the full performance of all of the Tenant's obligations under this Lease, and applied in the manner specified for security in Article 44.

          13.3 Any assignment, sublet or other transfer or use of the Leased Premises by Tenant or any other party which violates the terms of this Article 13 shall constitute an Event of Default pursuant to Section 17.3(i).

          13.4 Notwithstanding anything to the contrary set forth in this
Article 13, Landlord shall be deemed to have consented on a one-time basis to an assignment of this Lease to a wholly owned subsidiary of Tenant; provided, that, prior thereto, Tenant (i) delivers to Landlord a form of assignment and assumption agreement in form reasonably acceptable to Landlord fully executed by the parties thereto; (ii) provides to Landlord proof of the corporate existence and good standing of such assignee; (iii) a corporate or comparable resolution of such assignee authorizing such assignee to execute, deliver perform and satisfy the terms such assignment and assumption agreement; and (iv) a Guaranty in the form attached hereto as Exhibit H executed by Tenant. Such assignment shall not in any way limit, restrict or otherwise affect or release Tenant from any of its obligations under this Lease.

     14. DAMAGE AND DESTRUCTION

          14.1 If the Leased Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 14 hereinafter provided), Tenant shall, at its sole cost and expense, promptly repair the damage and restore and rebuild the Leased Premises to its prior condition, including but not limited to Tenant's personal property and any permanent alterations or improvements performed by Tenant, with reasonable dispatch. Landlord shall make available to Tenant from time to time upon request therefore such proceeds of insurance as Landlord actually receives pursuant to the insurance policy which Tenant is required to purchase and maintain for the benefit of Landlord pursuant to Section 9.1 above, which proceeds shall be used exclusively for the restoration and repair of the Leased Premises (including but not limited to those items identified in Exhibit G attached hereto and made a part hereof) as reasonably substantiated by Tenant simultaneously with such request. If the Building of which the Leased Premises are a part shall be partially or totally damaged or fire or other casualty (and if this Lease shall not be terminated as in this Article 14 hereinafter provided), Landlord may, at its sole cost and expense, promptly repair the damage and restore and rebuild the Building to its prior condition; provided, that in no circumstance shall Landlord have any obligation to repair all or any portion of the Leased Premises.

          14.2 If all or part of the Leased Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty then, subject to the last two (2) sentences of this Section 14.2, the rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area bears to the total area of the Leased Premises, for the period from the date of the damage or destruction to (a) the date the damage to the Leased Premises shall be substantially repaired, or (b) if the Building and not the Leased Premises is so damaged or destroyed, the date of which the Leased Premises shall be made tenantable; provided, however, should Tenant reoccupy a portion of the Leased Premises during the period of repair or restoration, Tenant shall pay rent on the reoccupied portion on a pro-rata basis from the date of occupancy; provided, however, and notwithstanding the foregoing, in determining the amount of any such abatement or reduction in rent in the event of a fire or other casualty which damages less than the entire Leased Premises, due consideration shall be given to the extent of any damage, and to what extent Tenant can reasonably

(and, in any event, prior to the time specified in any notice of violation) comply with such (i) regulations or requests of the fire or liability insurance carriers providing insurance for the Leased Premises and/or the Land and Building and (ii) the requests of any mortgagee or proposed mortgagee of Landlord and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use and occupancy by the Tenant of the Leased Premises and the conduct of its business therein; provided, that such requests shall not materially diminish Tenant's rights hereunder nor materially increase Tenant's obligations hereunder.

               (C) Tenant covenants and agrees that it will not commit any nuisance, nor permit the emission of any objectionable sound, noise, odors or conduct any other action or activity which would be violative of any applicable governmental rule or regulation or which constitutes a nuisance to any other tenant or occupant of the Building or the Property. Tenant further covenants and agrees that it will handle and dispose of all rubbish, garbage and waste in connection with the Tenant's operations in the Leased Premises in accordance with applicable Laws and reasonable regulations established by the Landlord from time to time in order to keep the Leased Premises in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute a nuisance or induce pests or vermin.

          15.2 (A) Tenant shall, at Tenant's own expense, comply with the Environmental Cleanup Responsibility Act, N.J.S.A. 13:lK-6 et. seq., as supplemented and amended by the Industrial Site Recovery Act, the regulations promulgated thereunder, and any amending and successor legislation and regulations ("ISRA") pertaining the Leased Premises and/or Tenant's use and occupancy thereof and operations therein. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Industrial Site Evaluation Element or its successor ("Element") of the New Jersey Department of Environmental Protection or its successor ("NJDEP"). Notwithstanding the foregoing, Tenant's obligations to comply with ISRA shall be limited to those facts, circumstances or conditions in, on or about the Leased Premises, the Building and/or the Property created by Tenant, its employees, agents, contractors, invitees or customers.

               (B) Tenant's obligations under this Section shall arise if there is any closing, terminating or transferring (or other triggering event) of operations of an industrial establishment at the Leased Premises or the Property pursuant to ISRA, whether triggered by Landlord or Tenant provided, however, that Tenant shall not be responsible to pay or incur the costs of environmental engineering and sampling if ISRA was not triggered by Tenant and, if such costs of environmental engineering and sampling in connection with compliance with ISRA were not due to any act or omission of Tenant, its employees, agents, contractors or invitees.

               (C) Provided this Lease is not previously canceled or terminated by either party or by operation of law, Tenant shall commence its submission to the Element in anticipation of the end of the Lease term, no later than one year prior to the expiration of the Lease term.

operate its business in the Leased Premises, notwithstanding that less than all of the Leased Premises shall have been damaged or destroyed. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any abatement of rent shall be expressly subject to Landlord's actual receipt of rent insurance proceeds pursuant to the insurance policy required to be maintained by Tenant at its sole cost and expense in accordance with the provisions of Section 9.1. To the extent that such rent insurance proceeds are not actually received by Landlord, there shall be no abatement of rent under this Lease and Tenant shall continue to make all such rental payments as and when required by the terms and conditions of this Lease, notwithstanding such damage or destruction of the Leased Premises, or of the Building.

          14.3 If more than fifty percent (50%) of the Leased Premises shall be totally damaged or destroyed by fire or other casualty, or, if damage or destruction shall occur during the two (2) year period preceding the Expiration Date, or, if Tenant reasonably determines that Tenant may not practicably operate its business in the Leased Premises as a result of such events, then, in any such case, Tenant may terminate this Lease by giving the other party written notice to such effect within ninety (90) days after the date of the fire or other casualty, provided, however, that in any such case, Tenant shall take such actions as Landlord may reasonably require pursuant to which Tenant waives any and all right, title or interest in or to the proceeds of insurance which Tenant is required to purchase and maintain for the benefit of Landlord as set forth in
Section 9.1 above and promptly deliver to Landlord, on or prior to the date of such termination and as a condition thereto, the proceeds of insurance covering the Leased Premises under the policy maintained by Tenant in accordance with
Section 9.1 if previously received by Tenant.

          14.4 Except as otherwise herein provided, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Leased Premises or of the Building pursuant to this Article 14. Tenant shall use reasonable efforts to make any such repairs or restoration promptly and in such manner as to not unreasonably interfere with the use and occupancy of the Building or of the Property by Landlord or by others so permitted to use the Building and the Property.

     15. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

          15.1 (A) Tenant covenants and agrees that subject to the provisions of
Article 4 with respect to its obligations during the Due Diligence Period, and thereafter during the entire term of the Lease, it will promptly (and, in any event, prior to the time specified in any notice of violation) at Tenant's cost and expense, comply with all Laws applicable to the Leased Premises or the operation of Tenant's business therein. The foregoing is expressly intended to apply to the installation, maintenance, use and operation of TENANT'S TANK (as defined below in Section 25.1).

               (B) Tenant covenants and agrees, at its own cost and expense, to promptly

               (D) For purposes of this Section 15.2, the term "Environmental Documents" shall include, but not be limited to, all environmental documentation concerning the Leased Premises or its environs, including, without limitation, all sampling plans, cleanup plans, sampling results, sampling result reports, data, diagrams, charts, maps, analyses, conclusions, quality assurance/quality control documentation, correspondence to or from the Element or any other municipal, county, state or federal governmental authority, submissions to the Element or any other municipal, county, state or federal governmental authority and directives, orders, approvals and disapprovals issued by the Element or any other municipal, county, state or federal governmental authority. During the term of this Lease and subsequently, promptly upon receipt by Tenant or Tenant's representatives, Tenant shall deliver to Landlord all Environmental Documents concerning or generated by or on behalf of Tenant, whether currently or hereafter existing.

               (E) Tenant shall notify Landlord in advance of all meetings scheduled between Tenant or Tenant's representatives and NJDEP or any other environmental authority, and Landlord and Landlord's representatives shall have the right, without the obligation, to attend and participate in all such meetings.

               (F) Should the Element or any other division of NJDEP or other governmental authority determine that a cleanup plan be prepared and that a cleanup be undertaken because, as a result of acts or omissions of Tenant, or its agents, employees, contractors, licensees or invitees, fill materials, or hazardous or toxic substances, pollutants or wastes exist, or have been spilled, discharged or placed in, on, under or about the Leased Premises and/or the Property or off-site during the term of the Lease, Tenant shall, at Tenant's own expense, promptly prepare and submit the required plans and financial assurances, which plans and financial assurances shall be satisfactory to NJDEP, and shall promptly carry out the approved plans and post the required financial assurances to the satisfaction of NJDEP. In no event shall Tenant's cleanup plan involve engineering or institutional controls, including, without limitation, capping or a deed restriction or other use restriction, and notwithstanding any amendment of, or successor legislation to ISRA, in no event shall Tenant's cleanup meet standards any less stringent than those currently imposed by NJDEP under ISRA. Promptly upon completion of all required investigatory and cleanup activities, Tenant shall restore the affected areas of the Leased Premises, the Building and/or the Property (and/or any off-site property affected thereby) from any damage or condition caused by the work, including, without limitation, closing, pursuant to law, any wells installed at the Leased Premises, the Building or the Property (and/or off-site).

               (G) At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord or NJDEP for preparation of a non-applicability affidavit, de minimis quantity exemption application, limited conveyance application or other submission and shall promptly sign such affidavits and submissions when requested by Landlord or NJDEP.

               (H) Should Tenant's operations at the Premises be outside of those industrial operations covered by ISRA, Tenant shall, at Tenant's own expense, obtain a letter of non-applicability or de minimis quantity exemption from the Element prior to the expiration or termination of the Lease term and shall promptly provide Tenant's submission and the Element's exemption letter to Landlord. Should Tenant obtain a letter of non-applicability, de minimis quantity exemption or other exemption from the Element, then Tenant shall, at Tenant's expense, at Landlord's option, hire a consultant satisfactory to Landlord to undertake sampling at the Premises sufficient to determine whether fill materials, or hazardous or toxic substances, pollutants or wastes have been spilled, discharged or placed in, on, under or about the Leased Premises, the Building, the Property and/or off-site during the Lease term. Should the sampling reveal any spill, discharge or placing of fill materials, or of hazardous or toxic substances, pollutants or wastes, in, on, under or about the Leased Premises, the Building, the Property and/or off-site property caused by Tenant, its employees, agents, contractors or invitees, then Tenant shall, at Tenant's expense, prior to the expiration or earlier termination of the Lease term, promptly clean up the affected portions of the Leased Premises, the Building, the Property and/or off-site property to the satisfaction of NJDEP. In no event shall Tenant's cleanup plan involve engineering or institutional controls, including, without limitation, capping or a deed restriction or other use restriction and in no event shall Tenant's cleanup meet standards any less stringent than those currently imposed by NJDEP.

               (I) If Tenant fails to obtain either: (i) a non-applicability letter; (ii) a de minimis quantity exemption; (iii) an unconditional negative declaration; or (iv) final approval of an implemented cleanup or no further action letter; (collectively referred to as "ISRA Clearance") from the Element; or fails to clean up the Leased Premises, the Building, the Property and/or off-site property pursuant to subparagraph (H) above, prior to the expiration or earlier termination of the Lease term, then upon the expiration or earlier termination of the Lease term Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a holdover tenant in possession of the Leased Premises. If Landlord considers the Lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain ISRA Clearance or fulfill the obligations set forth in subparagraph (H) above, as the case may be. If Landlord treats Tenant as a holdover tenant in possession of the Leased Premises, then Tenant shall monthly pay to Landlord double the Base Rent and additional monthly rent which Tenant would otherwise have paid, until such time as Tenant obtains ISRA Clearance or fulfills its obligations under subparagraph
(H) above, as the case may be, and during the holdover period all of the terms of this Lease shall remain in full force and effect except for any options relating to additional space, renewals, or purchase of the Leased Premises.

               (J) Tenant represents and warrants to Landlord that Tenant intends to use the Leased Premises for the use set forth in Article 5 which operations have the following North American Industrial Classification System ("NAICS") numbers as defined by the most recent edition of the NAICS Manual published by the Federal Executive Office of the President, Office of Management and Budget: 325311. Tenant's use of the Leased Premises shall be restricted to the classifications set forth above unless Tenant obtains Landlord's prior written consent to any change in use of the Leased Premises Prior to the Rent Commencement Date, Tenant shall supply to Landlord an affidavit of an officer of Tenant ("Officer's Affidavit") setting forth Tenant's NAICS numbers and a detailed description of the operations and processes Tenant shall undertake at the Leased Premises, organized in the form of a narrative report, including a description and quantification of hazardous or toxic substances, pollutants and wastes to be generated, manufactured, refined, transported, treated, stored, handled or disposed of at the Leased Premises. Following commencement of the Lease term, Tenant shall notify Landlord by way of a supplemental Officer's Affidavit as to any changes in Tenant's operation, NAICS numbers or use or generation of hazardous or toxic substances, pollutants and wastes. Tenant shall also supplement and update the Officer's Affidavit upon each anniversary of the commencement of the Lease term. Tenant shall not commence or alter any operations at the Leased Premises prior to: (i) obtaining all required operating and discharge permits or approvals, including, but not limited to, air pollution control permits and water pollution discharge elimination system permits from NIDEP, from all governmental or public authorities having jurisdiction over Tenant's operations or the Leased Premises, and (ii) providing a copy of the permits or approvals to Landlord.

               (K) Tenant shall permit Landlord and Landlord's agents, servants and employees, including, but not limited to, legal counsel and environmental consultants and engineers, access to the Premises for the purposes of environmental inspection and sampling at a mutually agreeable date and time during regular business hours, or during other hours either by agreement of the parties or in the event of any environmental emergency. Tenant shall not restrict access to any part of the Leased Premises, and Tenant shall not impose any conditions to access.

               (L) Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including, without limitation, counsel, engineering and other professional or expert fees, which Landlord may incur resulting directly or indirectly, wholly or partly from Tenant's action or non-action with regard to Tenant's obligations under this Article 15, and including, without limitation the installation, maintenance, use and operation of Tenant's Tank.

               (M) This Section 15.2 shall survive the expiration or earlier termination of this Lease. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction.

          15.3 In case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, then the Landlord or the Landlord's agents may after ten (10) days' notice (except for emergency actions, which may be made immediately) enter the Leased Premises and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant (including, but not limited to, any professional fees) and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this Lease or take other appropriate action by reason of any default on the part of the Tenant.

     15.4 Notwithstanding anything to the contrary set forth in Sections 15.1 -
15.3 above, if any fact, circumstance or condition existed in the Leased Premises prior to the Effective Date which (i) is not at all attributable to the act or omission of Tenant; (ii) was not and could not have been discovered by Tenant prior to the expiration of the Due Diligence Period; (iii) was not known to or knowable by Tenant prior to the expiration of the Due Diligence Period; and (iv) was not revealed to Tenant or set forth in documents reviewed or reviewable by Tenant prior to the expiration of the Due Diligence Period, then Landlord shall bear the cost and expense of complying with ISRA as it relates to such fact, circumstance or condition and any remediation required thereby.

     16. ACCESS AND INSPECTION BY LANDLORD

          16.1 Tenant agrees that Landlord, its agents, and other representatives, shall have the right, upon reasonable prior notice to Tenant (which may be verbal), during normal business hours (except in the event of an emergency in which case access shall be unrestricted), to enter into and upon the Leased Premises, or any part thereof, for the purpose of examining the same, or to gain access to and utilize and make alterations, repairs, additions and improvements to mechanical, electrical or other systems serving or controlling other portions of the Building or the Property or for purposes of exhibiting the same to prospective tenants, lenders and purchasers or, if elected or required, making such repairs, alterations, additions and improvements therein as may be necessary for the safety and preservation thereof and/or to the Building its facilities and equipment.

          16.2 For purposes of implementing and facilitating Landlord's rights under Section 16.1 (or other provisions of this Lease of similar import or nature) Tenant agrees to provide Landlord's designated representative with keys and alarm codes which shall be utilized only in case of an emergency.

     17. DEFAULT

          17.1 Any installment(s) of rent or other sum required to be paid by Tenant to Landlord which is not paid within ten (10) days following the date on which such sum is due, shall bear interest from the due date until the same shall be paid at the lesser of (a) a fixed rate equal to two (2) percentage points above the published prime rate of Citibank, N.A., New York, New York, for one (1) year commercial loans ("Citibank Prime") in effect on the date such amount was due and payable, or (b) the maximum rate of interest permitted by applicable law; and upon the second such occurrence during any twelve (12) month period any such occurrence Tenant shall be required to pay a late charge equal to three (3%) percent of the amount due to compensate Landlord for its administrative costs with respect thereto. Such late charge is agreed and deemed by Tenant to constitute Landlord's approximate actual damages caused by Tenant's untimely payment of rent. In the event that Citibank N.A. ceases to publish its prime rate, then Landlord may substitute the prime rate of another of the five
(5) largest commercial banks headquartered in New York, New York, which rate shall then, for purposes of this Lease, continue as "Citibank Prime". Tenant hereby indemnifies the Landlord against any and all costs and charges including reasonable counsel fees incurred in enforcing the payment thereof, in obtaining possession of the Leased Premises after default of the Tenant, upon the expiration of this Lease or the earlier termination of this Lease or in enforcing any covenant or agreement made by the Tenant hereunder.

          17.2. All covenants to be performed by the Tenant hereunder shall be performed by Tenant at Tenant's sole cost and expense, without any abatement of rent, except as may herein be otherwise expressly provided. If the Tenant shall fail to perform any act or obligation imposed upon it under the terms of this Lease, and in the further event that such failure shall continue an Event of Default, then the Landlord may (but shall not be obligated to) perform such act or obligation without waiving or releasing any of Tenant's obligations relative thereto. Notwithstanding the foregoing, if such failure to perform creates or contributes to an emergency as reasonably determined by Landlord, then Landlord may act without notice to Tenant at Tenant's cost and expense. Any sum of money paid or costs incurred by the Landlord, including any reasonable counsel fees in performing any act or obligation of the Tenant, together with interest at the rate specified in Section 17.1 from the date payment was made or cost incurred by the Landlord, shall be payable by the Tenant to the Landlord on demand.

          17.3 Any one or more of the following events shall constitute an "Event of Default:" (a) The sale of Tenant's interest in the Leased Premises under attachment, execution or similar legal process or, if Tenant is adjudicated a bankrupt or insolvent and such adjudication is not vacated within sixty (60) days; (b) The filing of a voluntary or involuntary petition proposing the adjudication of Tenant or any guarantor of Tenant's obligations hereunder as a bankrupt or insolvent, or the reorganization of Tenant or any such guarantor, or an arrangement by Tenant or any guarantor with creditors whether pursuant to the Federal Bankruptcy Act or any similar federal or state proceedings, unless such petition is filed by a party other than Tenant or any such guarantor and is withdrawn or dismissed within sixty (60) days after the date of filing; (c) The admission in writing by Tenant or any such guarantor of its inability to pay its debts when due; (d) The appointment of a receiver or trustee for the business or property of Tenant or any such guarantor, unless such appointment shall be vacated within sixty (60) days of its entry; (e) The making by Tenant or any such guarantor of an assignment for the benefit of its creditors, or if in any other manner Tenant's interest in this Lease shall pass to another by operation of law; (f) The failure of Tenant to pay any rent or other sum of money (including, but not limited to the Consent Payment), within ten (10) days after receipt of notice to Tenant and to each Mortgage Lender (identified by Tenant to Landlord in writing) that the same is due hereunder; (g) Default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord to Tenant and to each Mortgage Lender (identified by Tenant to Landlord in writing), unless such default is of such nature that it cannot be cured within such thirty
(30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same to conclusion at the earliest practicable date; provided, however, that if Tenant shall default in the performance of any such covenant or agreement contained in this Lease for the payment of Base Rent two (2) or more times in any twelve (12) month period, then, notwithstanding that such defaults may have been cured by Tenant, any further default of the same or similar nature shall be deemed an Event of Default without the ability for cure; (h) The vacating or abandonment of the Leased Premises by Tenant at any time during the Term of this Lease without taking such actions as may be deemed appropriate by Landlord to physically secure the Leased Premises and maintain the physically integrity thereof; (i) The occurrence of any other event described as constituting a default or an Event of Default elsewhere in this Lease, or the occurrence of a default on Tenant's part under any other lease or agreement between Tenant and Landlord which has not, been cured within applicable notice and grace periods. Landlord hereby agrees to deliver to Tenant a monthly invoice of Base Rent and other sums then due under this Lease.

          17.4 Upon the occurrence of an Event of Default, Landlord, with reasonable notice to Tenant and the Mortgage Lender in each instance (and except as otherwise provided elsewhere in this Lease) may do any one or more of the following: (a) Sell at public or private sale all or any part of the goods, chattels, fixtures and other personal property belonging to Tenant, which are or may be put into the Leased Premises during the Term, whether exempt or not from sale under execution or attachment and apply the proceeds of such sale, first, to the payment of all reasonable costs and expenses of conducting the sale or caring for or storing said property (including all reasonable attorneys' fees), second, toward the payment of any indebtedness, including (without limitation) indebtedness for rent, which may be or may become due from Tenant to Landlord, and third, to pay Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid; (b) Perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the rate set forth in Section 17.1 from the date of such expenditure, shall be deemed additional rent and shall be payable by Tenant to Landlord upon demand. Notwithstanding the provisions of this clause (b) and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (b) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency; (c) Elect to terminate this Lease and the tenancy created hereby (which termination shall not terminate Tenant's liability hereunder) by giving notice of such election to Tenant, and reenter the Leased Premises, by summary proceedings or other lawful means, and remove Tenant and all other persons and property from the Leased Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; or (d) Exercise any other legal or equitable right or remedy which it may have.

     Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be additional rent and shall be repaid to Landlord by Tenant upon demand.

          17.5 If this Lease is terminated by Landlord pursuant to Article 17, Tenant nevertheless shall remain liable for any rent and damages which may be due or sustained prior to such termination, all costs, fees and expenses including, but not limited to, reasonable attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, and in placing the Leased Premises in tenantable condition, making alterations and improvements and paying for brokerage services relating to renting the Leased Premises to others from time to time (all such rent, damages, costs, fees and expenses being referred to herein as Termination Damages) and additional damages (the Liquidated Damages), which, at the election of Landlord, shall be either: (a) An amount equal to the rent which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount of rent, if any, which Landlord shall receive during such period from others to whom the Leased Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such Liquidated Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following termination of the Lease and continuing until the date on which the term would have expired but for such termination; any suit or action brought to collect any such Liquidated Damages for any month shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent month by a similar proceeding; or (b) An amount equal to the present worth (as of the date of such termination) of rent which, but for termination of this Lease, would have become due during the remainder of the term, less the fair rental value of the Leased Premises, as determined by an independent real estate appraiser who is a member of the American Institute of Real Estate Appraisers (M.A.I.) named by Landlord, in which case such Liquidated Damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the rate set forth in Section 17.1 until paid. For purposes of this clause
(b), "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the location of the Building. Termination Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to ARTICLE 17.

     If this Lease is terminated pursuant to ARTICLE 17, Landlord shall employ reasonable efforts to relet the Leased Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the term) and on such commercially reasonable terms and conditions (which may include concessions or free rent and alterations of the Leased Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of Landlord's inability to relet the Leased Premises or to collect any rent due upon such reletting. Tenant agrees that in connection with the reletting of the Leased Premises, Landlord shall not be required to prefer the Leased Premises over any other space then available within the Building or the Property.

     Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain, in proceedings for the termination of this Lease by reason of bankruptcy, insolvency, or other


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

reason, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. Landlord's inability to relet the Leased Premises or any part or parts thereof or to collect rent due as a result of any re-letting shall not release or affect Tenant's liability for damages.

          17.6 Nothing contained herein shall be deemed in any way to limit Landlord's rights and remedies under the Bankruptcy Code, II USC Section 101, et seq. as existing or as hereafter amended. Neither Tenant's interest in this Lease or in any estate created hereby shall pass to any receiver, trustee, assignee or otherwise except as may be specifically provided therein. In the event that a petition is filed by or against the Tenant under the Bankruptcy Code, the Tenant as debtor or as debtor in possession and any trustee who may be appointed, agree to adequately protect the Landlord as follows: (a) To pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Leased Premises an amount equal to all the rent due pursuant to this Lease; (b) To perform each and every obligation of the Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction; (c) To determine within sixty days after the filing of such petition whether to assume or reject this Lease; (d) To give Landlord at least thirty days prior written notice unless a shorter notice period is agreed to in writing by the parties of any proceeding relating to any assumption of this Lease; (e) To give at least thirty (30) days prior written notice of any vacation or abandonment, any such vacation or abandonment to be deemed a vacation of this Lease; and (f) To do all other things of benefit to Landlord otherwise required under the Bankruptcy Code. Tenant shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above.

     If the Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, the Tenant as debtor or debtor in possession, or any trustee who may be appointed agree as follows: (a) To cure each and every existing breach by Tenant within not more than ninety days of the assumption of this Lease; (b) To compensate Landlord for any actual pecuniary loss resulting from any existing breach, including without limitation, Landlord's reasonable costs, expenses and attorney's fees incurred as a result of the breach as determined by a court of competent jurisdiction, within ninety days of assumption of this Lease; (c) In the event of an existing breach, to provide adequate assurance of Tenant's future performance, including without limitation (i) the deposit of an additional sum equal to three (3) months rent to be held without allowance for interest thereon to secure Tenant's obligation under the Lease; and (ii) the production to Landlord of written documentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease; and
(iii) assurances, in form acceptable to the Landlord, as may be required under any applicable provision of the Bankruptcy Code; (d) The assumption will not violate any provision of this Lease; (e) The assumption will be subject to all of the provisions of this Lease unless the prior written consent of the Landlord is obtained to the contrary; and (f) The prior written consent to the assumption of any mortgagee or ground lessor to which this Lease has been assigned as collateral security is obtained.

     If Tenant assumes this Lease and proposes to assign same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then Tenant shall forthwith give to the Landlord notice of such proposed assignment setting forth: (a) The name and address of such person; and (b) All terms and conditions of such offer; and (c) The adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including, without limitation, the assurances referred to in any applicable provision of this Lease or the Bankruptcy Code, shall be given to the Landlord by Tenant no later than twenty days after receipt by Tenant, but in any event no later than ten days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, plus any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. The adequate assurance to be provided Landlord to assure the assignee's future performance under this Lease shall include without limitation: (i) The deposit of a sum equal to one year's Base Rent to be held without any allowance for interest thereon as security for performance hereunder; (ii) A written demonstration that the assignee meets all reasonable financial and other criteria of Landlord as did Tenant and its business at the time of the execution of this Lease, including the production of the most recent audited financial statement of the assignee prepared by a certified public accountant; (iii) Evidence that assignee's use of the Leased Premises will be in compliance with the terms of that provision of this Lease dealing with use; (iv) Assurances in form acceptable to the Landlord as to all matters identified in any applicable provision of the Bankruptcy Code; and (v) Neither the Tenant nor any trustee who may be appointed in the event of the filing of a petition under the Bankruptcy Code shall conduct or permit the conduct of any fire sale, bankruptcy sale, going out of business sale or auction sale in or from the Leased Premises.

     18.  TRANSFERS BY LANDLORD

          18.1 Landlord may at any time during the Term of this Lease sell, convey, assign or otherwise deal with the Building and the Property upon which it is situate subject to the rights of the Tenant under this Lease. In the event of such a sale, conveyance, assignment or other transfer, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall upon such transfer be released by Tenant from all liability for the return of such Security Deposit; and Tenant agrees to look solely to the new landlord for the return of said Security Deposit. Landlord shall notify Tenant in writing of any such transfer.

          18.2 Any sale or conveyance of the Property shall release the Landlord from any liability for any claim, liability or loss after the effective date of such sale as to all of the terms, covenants and conditions of this Lease, and, thereafter, the Tenant shall look solely to the Landlord's successor in title. No sale or conveyance by the Landlord shall affect this Lease and the Tenant shall attorn to the Landlord's successor in title.

          18.3 Once Tenant has received written notice identifying the name and address of any lender (a "Lender") holding a mortgage or deed of trust (a "Mortgage") on the Property, Tenant agrees to notify such Lender by certified mail, return receipt requested, with postage prepaid, of any default on the part of Landlord under this Lease, and Tenant further agrees that, notwithstanding any provisions of this Lease, no cancellation or termination of this Lease and no abatement or reduction of the rent payable hereunder shall be effective unless the Lender has received notice of the same and have failed within thirty
(30) days after the time when it shall have become entitled under the Mortgage to remedy the same, to commence to cure such default and thereafter diligently prosecute such cure to completion, provided that such period may be extended, if the Lender, needs to obtain possession of the Property to cure such default, to allow the Lender to obtain possession of the Property provided the Lender commences judicial or non-judicial proceedings to obtain possession within such thirty (30) day period and thereafter diligently prosecutes such efforts and cure to completion. It is understood that the Lender shall have the right, but not the obligation, to cure any default on the part of Landlord.

          18.4 Tenant agrees that if a Lender shall succeed to the interest of Landlord under this Lease, neither the Lender nor its successors or assigns shall be; liable for any prior act or omission of Landlord; subject to any claims, offsets, credits or defenses which Tenant might have against any prior landlord (including Landlord); or bound by any assignment (except as otherwise expressly permitted hereunder), surrender, release, waiver, amendment or modification of the Lease made without such Lender's prior written consent; or obligated to make any payment to Tenant or liable for refund of all or any part of any Security Deposit or other prepaid charge to Tenant held by Landlord for any purpose unless the Lender shall have come into exclusive possession of such deposit or charge. In addition, if Lender shall succeed to the interest of Landlord under this Lease, the Lender shall have no obligation, nor incur any liability, beyond its then equity interest, if any, in the Property.

          18.5 In the event that a Lender (or any person or entity to whom the Mortgage may subsequently be assigned) notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under this Lease to the Lender, Tenant shall honor such demand without inquiry and pay its rent and all other sums due under this Lease directly to the Lender or as otherwise required pursuant to such notice and shall not thereby incur any obligation or liability to Landlord.

          18.6 Provided that Landlord's current Lender agrees to execute and deliver a Subordination, Non-Disturbance, and Attornment Agreement ("SNDA") in the form currently used by such Lender as contemplated in Section 18.9 below, then Tenant agrees and acknowledges that this Lease is subordinate to the lien of any Mortgage in effect as of the date hereof, but that, at the Lender's election, this Lease may be made prior to the lien of such existing Mortgage. As to any Mortgage which subsequently encumbers the Property, this Lease shall be prior to the lien of such Mortgage unless such Lender executes and delivers a SNDA in such form as such Lender shall then employ, in which event

Tenant shall execute and deliver such form of SNDA and this Lease shall be subordinate to such Mortgage. Subject to the execution and delivery of such SNDA's, if any, in the event any Lender succeeds to the interests of Landlord under this Lease, then, at the Lender's election (A) Tenant shall be bound to the Lender under all of the terms, covenants and conditions of this Lease for the remaining balance of the term hereof, with the same force and effect as if the Lender were the lessor hereunder, and Tenant does hereby agree to attorn to the Lender as its lessor without requiring the execution of any further instruments immediately upon the Lender succeeding to the interests of Landlord under this Lease; provided, however, that Tenant agrees to execute and deliver to the Lender any instrument reasonably requested by it to evidence such attornment; and (B) subject to the observance and performance by Tenant of all the terms, covenants and conditions of this Lease on the part of Tenant to be observed and performed, the Lender shall recognize the leasehold estate of Tenant under all of the terms and conditions of this Lease for the remaining balance of the term with the same force and effect as if Lender were the lessor under the Lease.

          18.7 Each party agrees, at any time and from time to time, as required by the other or any Lender or Mortgage Lender, upon not less than ten (10) days' prior notice, to execute and deliver without cost or expense to the other or such Lender or Mortgage Lender an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which all Base Rent and any additional rent have been paid, and stating whether or not, to the best knowledge of the signing party, the other party to this Lease is in default in the performance of any of its obligations under this Lease, and, if so, specifying each such default of which such signing party may have knowledge, it being intended that any such statement delivered pursuant thereto may be relied upon by Landlord, Tenant, Lender or Mortgage Lender as the case may be.

          18.8 The subordination and attornment provisions contained in this Article shall be self-operating and, except as otherwise required by the terms of Article 18, no further instrument shall be required. Nevertheless, Tenant, within ten (10) days following the request of Landlord and without cost to Landlord or any successor in interest, shall execute and deliver any and all instruments, conforming to the terms of this Lease, further evidencing such subordination, non-disturbance and, where applicable hereunder, attornment. In the event that Tenant fails to timely execute and deliver such instrument, Tenant hereby irrevocably constitutes and appoints Landlord as attorney-in-fact for Tenant to execute, acknowledge and deliver any such instrument for and on behalf of Tenant.

          18.9 Landlord agrees to use commercially reasonable efforts (but without material cost or expense) to obtain prior to the end of the First Due Diligence Period from Landlord's then-Lender the agreement of such Lender to execute and deliver a subordination, non-disturbance and attornment agreement in the form then being used by such Lender (an "SNDA"); provided, that (i) Tenant shall provide to Lender such information as such Lender may require in connection therewith; and (ii) such SNDA shall not materially increase Landlord's obligations and/or materially decrease Landlord's rights under any agreements, documents or instruments to which Landlord is then a party.

Tenant acknowledges and agrees that Tenant shall execute such form prior to its execution and delivery by Landlord and/or by such Lender. If a fully executed SNDA is not delivered to Tenant by the close of the First Due Diligence Period or the Second Due Diligence Period, as the case may be, then Tenant may terminate this Lease pursuant to Section 4.3, in which event the provisions of
Article 44 shall apply and, except as set forth therein, the parties shall have no further rights or obligations under this Lease.

     19.  NOTICES

          Any notice or demand required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been properly given only if mailed first class, postage prepaid by registered or certified mail, return receipt requested, or delivered by national overnight air courier service providing written evidence of delivery, addressed, if to Tenant at the address of the Tenant above stated or to such other address as the Tenant may have previously given to the Landlord in writing, and if to the Landlord, at the address of the Landlord above stated to the attention of Valerie Montecalvo or to such other address as the Landlord may have given by notice in writing to the Tenant. Any notice shall be deemed to have been given at the time of personal delivery or, if mailed, not more than five (5) days after the date of mailing. Any notice or demand given on Landlord's or Tenant's behalf by their respective management, managing agent or counsel, those persons being authorized to act on behalf of the parties in any manner provided herein, shall be deemed to have been given by the party on whose behalf such person acts, and shall be effective and binding upon the recipient.

     20.  NON-WAIVER

          The failure of the Landlord or the Tenant to insist upon strict performance of any of the covenants or conditions of this Lease, or to exercise any option of the Landlord or the Tenant herein conferred in any one or more instances, shall not be construed as a waiver by the Landlord or the Tenant, as the case may be, of any of its rights or remedies in this Lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, which shall be and remain in full force and effect.

     21.  RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

          21.1 Tenant may make alterations, or improvements to the Leased Premises only with the prior written consent of the Landlord in each instance which consent shall not be unreasonably withheld, provided such alterations, additions or improvements do not require structural changes in the Leased Premises (except for Tenant's Work), do not involve any extension or expansion of the Building or the construction of any new building on the Land or do not in Landlord's judgment lessen the value or utility of the Leased Premises, the Building or the Property. Any consent which Landlord may give shall be conditioned upon Tenant furnishing to Landlord detailed plans and specifications with respect to any such changes, to be approved by Landlord in writing. As a condition of such consent, Landlord reserves the right to require Tenant to remove, at Tenant's sole cost and expense, any such alterations or additions prior to the expiration of the Lease term and, for any alteration or improvement the cost of which exceeds One Hundred Thousand ($100,000) Dollars, to deliver to Landlord a performance bond and a labor and materials payment bond from a responsible corporate surety company licensed in New Jersey. If Landlord does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation. If removed by Tenant at Landlord's option, Tenant shall be responsible to repair any damage to the Leased Premises, the Building or the Property occasioned by such removal. All such alterations, additions or improvements shall be in conformity with applicable governmental and insurance company requirements and regulations applicable to the Leased Premises. Tenant shall obtain all required permits and certificates applicable to permitted alterations provide copies of same to Landlord and shall cause all work to be performed in compliance therewith. Tenant shall defend, hold and save Landlord harmless and indemnify Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may perform as hereinabove provided.

          21.2 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under any Construction Lien Law, or similar law, of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability. Tenant shall immediately satisfy and remove or bond any contract, claim, lien, notice of record in the event same is filed or recorded against Landlord or the Land, Building or the Leased Premises.

          21.3 Tenant shall pay to Landlord all of Landlord's reasonable costs with regard to changes and alterations requiring Landlord's consent including costs or review by architects, contractors, attorneys, business or real estate consultants, or others of the proposed changes and alterations and plans, specifications and working drawings thereof.

          21.4 In the case of any construction, change or alteration pursuant to this Article 21:

          (a) During the period of construction of any change or alteration or any demolition or new construction, Tenant shall maintain, at Tenant's expense, the following insurance: (i) The comprehensive general liability property damage insurance described in Article 9 shall provide coverage to the limits specified therein for the benefit of Landlord and Tenant as named insureds in connection with any change, alteration, addition, demolition or new construction permitted hereunder; (ii) Fire and any other applicable insurance provided for in Article 9 shall also insure any change, alteration, or addition, demolition or new construction, including all materials and equipment on or about the Property (including excavations, foundations, and footings) under an All Risk Completed Value Form or equivalent; and (iii) Worker's compensation insurance, including employer's liability insurance, in an amount not less than $1,000,000, covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord,

Tenant or the Property, with statutory limits as then required under the New Jersey. These insurance requirements are equally applicable to all work involved in the restoration, repairs, replacements, or alterations to be effected in accordance with Article 14.

          (b) During the progress of the construction, change or alteration, Landlord and its architects or engineers may at reasonable times inspect the work and examine all plans, drawings, and specifications relating to the same, and on request Landlord shall be furnished with copies of all such plans, drawings and specifications. The reasonable charges of any attorney architect, engineer, or construction or real estate specialist employed by Landlord to pass upon any plans, drawings and specifications, to supervise or approve any construction, or to render any other service contemplated by this Lease with regard to construction, alterations, or improvements requiring Landlord's consent, shall be paid by Tenant as additional rent due within twenty (20) days of demand.

          (c) No construction, change or alteration shall, without the prior written consent of Landlord, when completed, tie in or connect the Property with any other building or any adjoining property.

          (d) No construction, change or alteration shall be undertaken until Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Landlord shall join in the application for such permits or authorizations whenever necessary, but without any liability or expense to Landlord, (e) Any construction, change or alteration shall be constructed and made promptly, in good workmanlike manner, and in compliance with all applicable permits and authorizations, building and zoning Laws.

          21.5 No consent or approval given or deemed given by Landlord pursuant to Article 21 or otherwise shall constitute a representation or warranty that such alteration, improvement or other matter (or any plans or specifications therefore) are in compliance with applicable Laws or are sufficient for Tenant's needs or purposes.

     22.  NON-LIABILITY OF LANDLORD

          22.1 It is expressly understood and agreed by and between the parties to this Lease that, except for Landlord's gross negligence or willful misconduct: (a) Tenant shall assume all risk of damage to its products, inventory, property, equipment and fixtures occurring in or about the Leased Premises, the Building and the Property whatever the cause of such damage or casualty; and (b) the Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Leased Premises or the Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever.

          22.2 Landlord and/or any of its beneficiaries, members, shareholders, officers, directors, agents, managers, partners or other affiliates of Landlord, shall be under no personal liability with respect to any of the provisions of this Lease, and if Landlord is in breach or default with respect to its obligations or otherwise, Tenant shall look solely to the interest of Landlord in the Property for the satisfaction of Tenant's remedies and will not seek recourse against Landlord or any of the foregoing persons or entities or their personal assets for such satisfaction. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions and obligations of this Lease shall in no event exceed the loss of its interest in the Property. In no event shall Landlord be liable for inconvenience, disturbance, loss of business, loss of use of the Leased Premises or any consequential loss or damage which Tenant may suffer.

     23.  WARRANTY OF TITLE

          Landlord represents that it has title to the Leased Premises which are the subject of this Lease, and that it has the full right, capacity and authority to enter into the within Lease Agreement.

     24.  RESERVATION OF EASEMENT

          Landlord and its designees reserve the right, easement and privilege, exercisable at any time and from time to time, to enter on the Land, Building or Leased Premises in order to make improvements, repairs, alterations and installations, to access mechanical and other systems, facilities and equipment which service the Building or the Property (including, without limitation for the purposes set forth in Article 16) and to separate or separately demise (without reduction or abatement of rent) any areas of the Leased Premises in which there is located systems or facilities which serve other portions of the Building or the Property and to gain access to and have full utilization of other portions of the Property. Landlord shall, at its own cost and expense, repair any damage to the Leased Premises caused by Landlord. Landlord covenants that the foregoing work or other action or Landlord shall not unreasonably interfere with the normal operation of Tenant's business in the Leased Premises.

     25.  AIR, GROUND AND WATER POLLUTION/TENANT'S TANK

          25.1 Tenant shall not cause or permit any hazardous material to be brought upon, kept or used in or about the Leased Premises by Tenant, its agents, employees, contractors or invitees. The foregoing shall not preclude Tenant from (a) the use of de minimus quantities of cleaning solutions, pest control and lubricating substances in the normal course of Tenant's business or
(b) the installation by Tenant and use of an above-ground natural gas fuel tank and an aboveground No. 2 fuel oil tank (neither of which shall exceed a 10,000 gallon capacity), for use as an alternative source of energy (collectively, "Tenant's Tank"), provided that Tenant's Tank, as well as any of the above-referenced substances shall be used, stored, maintained and disposed of in accordance with all applicable Laws. Tenant's Tank shall be placed in such location as shall be approved in writing by Landlord. Prior to any such installation, Tenant shall furnish detailed plans and specifications for Tenant's Tank, and all wires, lines, pipes conduits and other apparatus in connection with Tenant's Tank to Landlord for its prior approval. Landlord may condition its consent by requiring that Tenant's Tank be adequately screened (at Tenant's sole expense) in such locations as shall be reasonably required by Landlord. Upon approval of Tenant's plans and specifications, Tenant shall have the right to install Tenant's Tank, at Tenant's expense, subject to Landlord's reasonable supervision. The costs and expenses of which Tenant shall be so obligated, shall include the processing and obtaining of any special permits that may be required by any applicable governmental authorities in connection with such installation (including any necessary tank registration). Tenant shall comply with all applicable Laws in connection with the installation, maintenance, use and operation of Tenant's Tank and all lines, wiring, pipes, conduits, other apparatus in connection therewith, and Tenant shall keep the Leased Premises and Property free and clear from liens arising from or related to the installation, maintenance, use and operation thereof. Any wires, lines, conduits or other physical connections between Tenant's Tank and the Building or the Leased Premises shall be concealed within permanent walls, floors, columns and ceilings of the Building and in the shafts of the Building provided for such installation and approved by Landlord, which will not damage the appearance of the Building or reduce the usable or rentable space of the Building. Any installation, maintenance or repairs of Tenant's Tank shall be performed by Tenant, or at Tenant's direction, at Tenant's sole cost and expense, and upon completion of such installation, maintenance or repair (initially and from time to time) Tenant shall restore such portions of the Leased Premises to a condition reasonably comparable to that existing prior to such installation or maintenance. Tenant shall be responsible for procuring all approvals, licenses or permits may be required for the installation, maintenance, use and operation of Tenant's Tank and the related support systems or operation of any equipment served thereby. Landlord makes no warranty whatsoever as to permitted size of the Tenant's Tank or the permissibility of such system or system(s) under applicable Laws. Upon termination or expiration of this Lease, Landlord shall have the right to direct that Tenant's Tank remain at the Leased Premises, or that Tenant remove Tenant's Tank and any other tank, lines, wires, conduit, pipes or other apparatus installed in connection therewith, at Tenant's expense, and to further require that Tenant repair and restore the Property to a condition comparable to that existing prior to such installation. In addition, Landlord expressly reserves the right to relocate Tenant's Tank at Landlord's expense, provided such relocation shall have no adverse impact on the operations of Tenant's Tank or interfere with the operation or availability of the same to Tenant. Tenant shall be solely responsible for all charges, if any, resulting from the operation of Tenant's Tank.

          25.2 In installing, maintaining or operating Tenant's Tank, or otherwise, Tenant shall not discharge, leak or emit, or permit to be discharged, leaked or emitted, any material into the atmosphere, ground, sewer system, or any body of water, if that material (as is reasonably determined by the Landlord or any governmental authority) does or may pollute or contaminate the same, or may adversely affect (1) the health, welfare or safely of persons, whether located on the Leased Premises, the Building, or elsewhere, or (2) the condition, use or enjoyment of the Leased Premises, the Building, the Property or any other real or personal property. If Tenant breaches either of these covenants, in addition to being a default under this Lease, Tenant shall be liable to Landlord for all damages resulting therefrom, and Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, penalties, fines, costs, liabilities or losses, including, without limitation, diminution in value of the Leased Premises, the Building or the Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Premises, the Building or the Property, damages arising from any adverse impact on marketing of space in the Building or the Property, any personal injury (including wrongful death) or property damage (real or personal), and sums paid in settlement of claims, attorney's fees, consultant fees and expert fees which arise during or after the Lease term as a result of such breach or as a result of any contamination caused or permitted by Tenant. This indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision or by the holder of any mortgage encumbering the Leased Premises, the Building or the Property. Tenant shall promptly take all actions at its sole expense as are necessary to return the Leased Premises, the Building and/or the Property to the condition existing prior to the introduction of any hazardous material to the Leased Premises, the Building or the Property by Tenant, its agents, invitees, contractors or employees; provided that Landlord's approval of such action shall first be obtained. The provisions of this Paragraph shall be in addition to any other obligations and liabilities Tenant may have at law or equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

          25.3 As used herein, the term "hazardous material" shall mean the following: (1) "Hazardous Substances", as defined by the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 43 U.S.C. Sec. 9601 et seq.; (2) "Hazardous Wastes", as defined by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Sec. 6901 et seq.; (3) any other wastes, pollutants, contaminants or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any other applicable federal, state or local law, regulations, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or materials, all as amended or hereafter amended; (4) more than 7 gallons of crude oil or distillate thereof which is liquid at standard conditions of temperature and press (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (5) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sec. 2011 et seq., as amended or hereafter amended; and (6) the asbestiform varieties of chrysolite, crocidolite, amosite, anthophyllite, termolite or actinolite, or asbestos in any other form, in any condition.

     26.  FORCE MAJEURE

          26.1 This Article shall apply in the event that if at any time during the term of this Lease there shall occur one or more strikes, lockouts or labor disputes; or there shall be an inability on the part of either party to obtain labor or materials; or there shall occur any act of God, or action by governmental authority or whether there be war, insurrection, civil disobedience, fire or other casualty, or any event not specifically mentioned which impairs the ability of either party to perform according to the terms of this Lease. In the event any of the foregoing shall occur which results in the inability of either the Landlord or the Tenant to timely perform any obligation which it is required to perform under this Lease, then such non-performance shall be excused and shall not be a breach of this Lease by the party failing to so perform, but only to the extent occasioned by such event. Any non-performance by either party hereto which occurs for any reason above stated shall extend performance under this Lease for that period of time which the party who was obligated to perform was disenabled from so performing and this Lease shall be extended, accordingly, for such period of time.

          26.2 The above to the contrary notwithstanding, the provisions of this
Article 26 shall not be applicable to determining the Effective Date or Rent Commencement Date under this Lease nor shall this Article 26 in any way be deemed to impair or suspend the obligation of the Tenant to pay Base Rent, additional rent, or any other payments, costs or charges which may be an obligation of the Tenant hereunder.

     27.  STATEMENTS BY LANDLORD AND TENANT

          27.1 Within ten (10) days following written request which Landlord or Tenant may make from time to time, the other party shall execute and deliver to the party initiating the request or to any prospective landlord or mortgagee, a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that the Lease is unmodified and in full force and effect, or, if there has been a modification to this Lease, that same remains in full force and effect, as modified, stating the date and nature of such modification; (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are no current defaults under the Lease by either Landlord or Tenant except, as specified in the statement; (e) such other matters as may be reasonably requested.

          27.2 Landlord and Tenant intend that any statement delivered pursuant to this Article 27 may be relied upon by any mortgagee, purchaser, or successor in interest to Landlord or any permitted assignee or sublessee of Tenant. Tenant hereby irrevocably appoints Landlord as attorney in fact for Tenant with the full power and authority to execute and deliver in the name of Tenant such estoppel certificate if the Tenant fails to timely deliver same.

     28.  CONDEMNATION

          28.1 If the whole of the Leased Premises shall be taken by any competent authority under the power of eminent domain or in the event of conveyance of the whole of the Leased Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 25% or less of the floor space of the Leased Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than 25% of the floor space of the Leased Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking of possession. If more than 25% of the floor space of the Building shall be so taken or conveyed, Landlord, may, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, in Landlord's judgment, for the continued operation of the Building shall not be available, Landlord shall, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If the part so taken deprives the Leased Premises of access to any immediately adjacent public street from which access was made available on the Rent Commencement Date (unless Tenant has a reasonable alternative access to and from the Leased Premises to an other immediately adjacent public street), for a period of in excess of 180 days, Landlord or Tenant may, by notice to the other, terminate this Lease as of the date of such taking. If this Lease shall continue in effect as to any portion of the Leased Premises not so taken or conveyed, the rent shall be computed as of the day possession shall be taken on the basis of the remaining floor space of the Leased Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the new award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the permanent improvements taken or conveyed (including those items identified in Exhibit G attached hereto but excluding any award or other compensation for land or for the unexpired portion of the term of any superior lease), make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, and Tenant shall make all alterations or replacements to the Tenant's property and decorations in the Leased Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Leased Premises or otherwise, shall be property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the term. Tenant shall be entitle to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant's (i) personal property; (ii) loss of business, good will; (iii) and depreciation or injury to and cost of removal of the Tenant's personal property and (iv) the unamortized costs on Tenant's books and records of Tenant's permanent improvements to the Leased Premises, which shall be amortized over a period not to exceed to ten (10) years from the Rent Commencement Date, but, as to items (i) - (iii) only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

          28.2 Notwithstanding anything herein contained to the contrary in the event there is a taking of all or any portion of the Leased Premises such that, in Tenant's reasonable business judgment, Tenant shall not be able to operate its business at the Leased Premises, then, Tenant shall have the right to terminate this Lease, which termination shall be effective on the date of such taking.

     29.  QUIET ENJOYMENT

          The Landlord covenants that so long as Tenant, pays all of the rent and performs all of Tenant's other obligations hereunder Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term, subject, nevertheless to the terms of this Lease and to any superior


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

lease and/or superior mortgage.

     30.  SURRENDER OF PREMISES

          On the Expiration Date, or upon any earlier termination of this Lease or upon re-entry by Landlord, Tenant shall quit and surrender the Leased Premises to Landlord broom-clean and in good order, condition and repair (reasonable wear and tear, and damage by fire or other casualty as Landlord is required to repair or restore under this Lease excepted) and shall deliver and surrender the Leased Premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or. on the Leased Premises made by Landlord or Tenant as permitted under the Lease and those items set forth in
Section 11.3. The Landlord reserves the right, however, to require the Tenant, at its cost and expense, to remove any alterations or improvements installed by or for the Tenant, including, but not limited to Tenant's Tank and all wires, lines, pipes conduits and other apparatus installed and used in connection therewith, so as to restore the Leased Premises to the condition existing on inception of the Lease term, or at such later time following the completion of construction of Tenant's Work, which covenant by Tenant shall survive the surrender and the delivery of the Leased Premises as provided hereunder (i.e., exclusive of those items described in the last sentence of Section 11.3 above). Prior to the expiration of the Lease Term, Tenant shall, unless otherwise provided in this Lease, remove all of its property, fixtures, equipment and trade fixtures from the Leased Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant, which obligation shall survive the Lease termination and surrender hereinabove provided. If the Leased Premises be not surrendered to the end of the Lease term, Tenant shall indemnify, defend and hold harmless Landlord against loss or damage resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant founded on the delay. If Tenant remains in possession of the Leased Premises after the expiration of the term, Tenant shall be deemed to be occupying the Leased Premises as a Tenant from month to month at the sufferance of Landlord subject to all of the provisions of this Lease except that the monthly Base Rent shall be twice the Base Rent in effect during the last month of the term. Notwithstanding the foregoing to the contrary, provided that Tenant shall not be in default beyond any applicable notice and cure period hereunder, in the event that Tenant shall notify Landlord in writing at least one hundred eighty (180) days prior to the Expiration Date, TIME BEING OF THE ESSENCE (the "EXTENSION NOTICE"), Tenant shall be permitted to remain in the Leased Premises for an additional period of sixty (60) days following the Expiration Date (the "SIXTY DAY EXTENSION"), without being deemed to be a hold-over tenant, provided, however, that during the Sixty Day Extension, all of the terms and conditions of the Lease shall remain in full force and effect and applicable to Tenant's use and occupancy of the Leased Premises during such period and Tenant shall have delivered to Landlord, pre-paid rent for the Sixty Day Extension, in the total amount of two
(2) times the amount of Base Rent and all additional rent in effect during the final month immediately preceding the Sixty Day Extension. Nothing herein contained shall permit, or be deemed to permit Tenant the right to remain in the Leased Premises beyond the Sixty Day Extension. In the event that Tenant shall fail to timely deliver the Extension Notice (or should Tenant be in default), Tenant shall not have the right to remain the Leased Premises following the then scheduled Expiration Date and the Lease shall end and expire in accordance with its terms.

     31. INDEMNITY

          31.1 Anything in this Lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance pursuant to
Article 9 hereof, or indemnification where otherwise provided herein, Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this Lease: (i) any matter, cause or thing arising out of use, occupancy, control or management of the Leased Premises and any part thereof unless solely caused by Landlord or any of its agents, employees or contractors; (ii) any acts and/or negligence on the part of the Tenant or any of its agents, contractors, employees, licensees or invitees; (iii) any accident, injury, damage to any person or property occurring in or about the Leased Premises or the Property to the extent caused by Tenant or any person employed, controlled or engaged by Tenant; (iv) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

          31.2 Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

     32. LEASE CONSTRUCTION

          This Lease shall be governed by and construed in accordance with the Laws of the State of New Jersey. The captions of Articles are included for reference purposes only and shall have no effect on the construction or interpretation of this Lease. All obligations related to the payment of rent or other charges shall be deemed to be separate, independent covenants. This Lease, although prepared by Landlord, has been fully negotiated by the parties. Accordingly, no rule of construction or interpretation which might otherwise be applied against Landlord as the draftsman of this Lease shall be applicable in any controversy or dispute relating to this Lease, its meaning or the rights or obligations of the parties hereunder.

     33. BINDING EFFECT

The terms, covenants and conditions of the within Lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs, successors and permitted assigns, as the case may be.


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

     34. DEFINITIONS

          The neuter gender, when used herein and in the acknowledgement hereafter set forth, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of this Lease so requires.

     35. DEFINITION OF THE TERM "LANDLORD"

          When the term "Landlord" is used in this Lease, it shall be construed to mean and include only the owner of the Leased Premises. Upon the transfer by the Landlord of the fee title to the Property, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested of the name of the Landlord's transferee. In such event, Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all liability with respect to the performance of any of the covenants and liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein agreed to be performed, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, that the purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder from and after the date of such transfer.

     36. FURTHER ASSURANCES/FINANCIAL INFORMATION/

          36.1 If, in connection with Landlord obtaining financing utilizing the Property security therefore, the mortgage lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in any material and adverse respect increase the obligations of Tenant hereunder or materially, adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises. Notwithstanding anything to the contrary contained herein, in recognition of the scope and nature of the construction and alteration of the Leased Premises which is required to be performed by Tenant, in the event that Landlord, Landlord's affiliate, any lender of Landlord or its affiliate, requires that Tenant evidence that sufficient funds will be available to pay for construction of the Leased Premises prior to the start of any construction, Tenant agrees to provide to any such party, financial assurances that such funds are available. Among other things, in the event any such financial assurances involve the posting of a bond, letter of credit or other similar obligation to secure the performance and payment of Tenant's obligations hereunder (as set forth in Section 56 below), Tenant shall, at its sole cost and expense, provide any necessary security or collateral required thereby. In addition, Landlord and Tenant acknowledge and agree that Landlord may establish certain criteria and rules and regulations regarding the construction and alteration of the Leased Premises, provided that any such criteria and rules and regulations are applied to all similarly situated tenants.

          36.2 Tenant agrees to provide Landlord within one hundred eighty (180) days following the end of each calendar year during the term with annual audited financial statements, if available, or otherwise with Tenant's Annual Report or other financial statements certified by Tenant's chief financial officer containing Tenant's balance sheet and profit and loss statement for the most recently ended annual period reflecting changes from the preceding period, prepared in accordance with generally accepted accounting principles, consistently applied. The annual statements shall include an explanatory statement of the chief financial officer of the Tenant with respect to any changes from the prior financial statement or changes from the date of such financial statements to the date on which such statements are provided to the Landlord. Tenant agrees to promptly notify Landlord, in writing, upon the occurrence of a material adverse change in its financial condition or in the financial condition of any guarantor of Tenant's obligations such notice to provide reasonable documentation and explanation of the change. Landlord agrees to treat any financial information provided to it by Tenant pursuant to this provision as confidential and shall not (except to the extent required by applicable law or legal process) disclose such information to any persons other than to its agents, attorneys, employees, prospective partners, purchasers or mortgage lenders.

     37. LANDLORD'S REMEDIES

          37.1 The rights and remedies given to the Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others or any other remedies available to Landlord at law or in equity.

          37.2 In addition to any other legal remedies for violation or breach by or on the part of the Tenant or by any undertenant or by anyone holding or claiming under the tenant or any one of them, of the restrictions, agreements or covenants of this Lease on the part of the Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of the Landlord.

          37.3 No receipt of money by the Landlord from any receiver, trustee, custodian, debtor in possession, similar officer of any permitted subtenant or assignee, shall reinstate, continue or extend the Term of this Lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee, custodian, debtor in possession, similar officer or any permitted subtenant or assignee, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

     38. COVENANT AGAINST LIENS

          Subject to the terms and provisions of Section 55 below, Tenant agrees that it shall not encumber, or suffer or permit to be encumbered, the Land, Building or Leased Premises by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate its interest in this Lease or the Leased Premises in any way whatsoever. The violation of this Article shall be considered an Event of Default.

     39. BROKERAGE

          Landlord and Tenant each represent and warrant that they have had no dealings with any broker or agent in connection with this Lease. Tenant agrees to defend, hold harmless and indemnify Landlord from and against any cost, expense or liability and for any compensation, commissions or charges sought by any person claiming through Tenant with regard to this Lease or the negotiation hereof. Landlord agrees to defend, hold harmless and indemnify Tenant from and against any cost, expense or liability and for any compensation, commissions or charges sought by any person claiming through Landlord with regard to this Lease or the negotiation hereof.

     40. LANDLORD'S CONSENT

          Whenever an express provision is made in this Lease that Landlord shall not unreasonably withhold or delay its consent, the Tenant's sole and exclusive remedy for breach of such agreement by the Landlord shall be limited to an action for injunction, declaratory judgment or specific performance. Whenever any such express provision is made in this Lease requiring that Landlord not unreasonably withhold or delay its consent, provided that Landlord has received or is in possession of all information required to make an informed response, Landlord shall use commercially reasonable efforts to respond to any such request for consent which is made by Tenant within five (5) business days of receipt of such request. Notwithstanding the foregoing, Landlord's failure, refusal or inability to respond within such time period shall not be deemed as consent, or as actual consent to the request made by Tenant. In no event shall Landlord be liable in damages to Tenant for unreasonably withholding or delaying any consent.

     41. ENTIRE AGREEMENT

          This Lease and the exhibits hereto annexed constitute the entire agreement between the parties and supersedes any previous negotiations. There have been no representations or warranties made by the Landlord or understandings between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified, amended, or supplemented except by a written instrument duly executed by Landlord and Tenant.

     42. PARKING AND TRUCK ACCESS

          Tenant and its employees and visitors shall have the right, subject to the terms and conditions of this Lease, to use up to twelve(12) (non-reserved), parking spaces in and around the Common Areas. Landlord acknowledges and agrees that Tenant will require truck access to and from the Leased Premises across the Common Areas and Landlord's rules and regulations governing access to and from the Common Areas shall be reasonably designed, implemented and adjusted from time to time as Landlord reasonably deems appropriate to facilitate such access to and from the Leased Premises for such trucks. Without limiting the foregoing, Landlord and Tenant acknowledge and agree that trucks making deliveries to the Leased Premises may be weighed by Landlord at Tenant's request and Landlord may establish charge a fee for such service which fee shall be subject to revision from time to time and comparable to such fees as Landlord may then be charging to other tenants or occupants of the Property or others.

     43. SURVIVAL OF OBLIGATIONS

          It is expressly understood and agreed that in the event there are any obligations of Tenant with respect to payment or performance as required under the terms and conditions of this Lease that shall have not been performed prior to the expiration or termination of the Lease in accordance with its terms, such obligations, including, but not limited to, the obligations to make rent adjustments and/or to conduct environmental investigations and/or environmental remediation, shall survive the expiration or termination of the Lease term and surrender of the Leased Premises by the Tenant to Landlord.

     44. SECURITY/PREPAID RENT

          44.1 In consideration of Landlord's execution and delivery of this Lease, Tenant shall pay to Landlord One Hundred Thousand Dollars ($100,000) which amount shall be absolutely non-refundable to Tenant. Tenant shall also pay to Landlord the sum of Sixty Five Thousand Dollars ($65,000) which amount shall also be absolutely non-refundable to Tenant; provided, however, that if this Lease is not terminated by Tenant pursuant to Section 4.3 above, then such amount shall be treated by Landlord as a security deposit (the "SECURITY DEPOSIT"), subject to and in accordance with the terms and conditions of this Lease. In the event that Tenant shall default in any of the terms, covenants and conditions of this Lease, whether arising from and after the Effective Date, or at anytime thereafter, Landlord may apply or retain all or any portion of the Security Deposit to cure the default or to reimburse Landlord for any cost which Landlord may incur by reason of such default. In the event of any such application or retention, Tenant shall on demand pay to Landlord the sums so applied or retained which shall be added to the Security Deposit so that the same shall be restored to its original amount. No interest shall be payable to Tenant on account of the Security Deposit or any Prepaid Rent, and Landlord may commingle such sums with other of its funds.

          44.2 In addition to the amounts set forth in Section 44.1 above, Tenant shall also pay to Landlord the sum of Thirty-Five Thousand Dollars ($35,000) in payment of the Base Rent due hereunder for the month of August 2006 (the "FIRST PREPAID RENT AMOUNT") with the excess thereof (i.e., $2,500) being applicable to the Base Rent due for September 2006; provided, that if this Lease is terminated within five (5) days of the First Due Diligence Period pursuant to
Section 4.3 above, then

Landlord shall return the First Prepaid Rent Amount to Tenant promptly after such termination.

          44.3 In addition to the amounts set forth in Section 44.1 above, if Tenant shall elect to extend the Due Diligence Period (i.e., from sixty (60) to one hundred twenty (120) days) as permitted pursuant to Section 4.1 above, Tenant shall also pay to Landlord prior to the end of the First Due Diligence Period the sum of Thirty Thousand Dollars ($30,000) in payment of the Base Rent due hereunder for the month of September 2006 (the "SECOND PREPAID RENT AMOUNT"); provided, that if this Lease is terminated pursuant to Section 4.3 above within five days of the close of the Second Due Diligence Period, then Landlord shall have no obligation to return the First Prepaid Rent Amount or the Second Prepaid Rent Amount to Tenant after such termination.

          44.4 Following the end of the Term of this Lease, providing Tenant shall have performed all of its obligations and satisfied all liabilities hereunder and not be in default hereunder, and provided further that the Security Deposit has not otherwise been applied, any remaining unused portion of the Security Deposit shall be returned to Tenant. In the event of a sale of the Property by Landlord or a lease thereof or other disposition of this Lease by Landlord, Landlord may assign and turn over the Security Deposit to Landlord's grantee, lessee or assignee, and Tenant hereby releases and relieves Landlord from any and all liability for the return of said Security Deposit and shall look solely to Landlord's grantee, lessee or assignee therefor. Landlord shall provide written notice to Tenant of any such transfer of the Security Deposit promptly thereafter.

     45. NET RENT

          It is the purpose and intent of the Landlord and Tenant that the Base Rent payable by Tenant hereunder shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord, the rent specified in Article 3 and Exhibit B hereof in each month during the term of the Lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Premises which may arise or become due during or out of the term of this Lease, shall be paid by Tenant; except for such obligations and charges as have otherwise expressly been solely assumed by Tenant or Landlord in accordance with the express terms and conditions of this Lease.

     46. HOLDOVER TENANCY

          Subject to the terms and provisions of Section 30 above, if Tenant holds possession of the Leased Premises beyond the Expiration Date or earlier termination of the term (including, but not limited to a termination occurring upon expiration of the Due Diligence Period), Tenant shall become a tenant from month-to-month at two hundred (200%) percent the Base Rent and additional rent payable hereunder and upon all other terms and conditions of this Lease, and shall continue to be such month-to-month tenant until such tenancy shall be terminated and such termination shall be effective not later than ten (10) days following Landlord's notice of termination. Subject to the terms and provisions of Section 30 above, nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Leased Premises beyond the Expiration Date or earlier termination of the term and Landlord, upon said Expiration Date or earlier termination of the term, shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the expedited repossession of the Leased Premises.

     47. NO OFFER TO LEASE

          The submission of this Lease to Tenant for its review shall not be deemed an offer to lease by Landlord or create any right in the Property or the Leased Premises in Tenant or any person other than Landlord unless and until this Lease has been executed and delivered by Landlord to Tenant.

     48. RECORDATION

          Tenant shall not record this Lease without the prior written consent of Landlord which may be freely withheld. Tenant may at Tenant's cost and expense prepare and record a memorandum of lease in form reasonably acceptable to Landlord; provided, that, a condition of Landlord's execution thereof (i) Tenant shall deliver to Landlord's counsel to hold in escrow a Discharge of Memorandum of Lease which may be completed by Landlord and recorded by Landlord upon the occurrence of an Event of Default; and (ii) Tenant shall execute an Escrow Agreement in form acceptable to Landlord's counsel governing the delivery of such Discharge of Memorandum of Lease and such other matters as may be set forth therein. In the event that Tenant shall record this Lease without the prior written consent of Landlord, such recordation shall be deemed to be an uncurable Event of Default under this Lease.

     49. WAIVER OF TRIAL BY JURY

          Both Landlord and Tenant hereby waive trial by jury in any action, proceeding or claim which may be maintained by one against the other relative to any matter under this Lease. Such waiver shall survive the expiration or termination of this Lease. Tenant agrees that in the event that summary proceedings are commenced by Landlord for nonpayment of rent or possession of the Leased Premises, Tenant will not and waives all right to interpose any counterclaim of whatsoever nature in such proceeding, unless such counterclaim is compulsory in accordance with applicable law. Tenant further waives any right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action.

     50. ATTORNEY'S FEES

          [Intentionally omitted.]

     51. AUTHORITY

          The parties to this Lease represent and warrant that this Lease and the execution hereof by their respective signatories has been duly authorized and approved the parties. The undersigned officer(s) and/or representative(s) of the parties executing this Lease represent and warrant that they are duly authorized to execute this Lease on behalf of the parties and that the execution and performance of this Lease by the parties does not violate the terms of any other agreement to which either is a party or by which either is bound.

     52. SEVERABILITY

          All of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate Article hereof. If any portion of any term or provision of this Lease, or the application thereof to any persons or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term or provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     53. VENUE

          Landlord and Tenant agree that the venue of any judicial proceeding concerning this Lease, (including, without limitation, its interpretation, construction, performance or breach), shall be in the Superior Court of the State of New Jersey, Middlesex County and the parties hereto consent to jurisdiction in such court. Tenant waives any right to assert that it is not subject to the jurisdiction of the above-named court, that such court is an inconvenient forum or that venue in such court is improper.

     54. ARBITRATION.

     54.1 If, pursuant to any express provision of this Lease, either Landlord is entitled, Tenant is entitled, or either of Landlord or Tenant are entitled, to submit a particular dispute to arbitration in accordance with the provisions of this Section, then each party so entitled to submit the dispute in question to arbitration to be held in Middlesex County before one arbitrator in accordance with the procedural rules then in effect of the American Arbitration Association or any successor thereto. The arbitration shall be commenced by delivering a notice thereof to the other party (each, an "ARBITRATION NOTICE"), and if such provision of this Lease shall set forth a specific period within which such party may submit the dispute to arbitration, then such Arbitration Notice must be served prior to the expiration of such time period (time being of the essence). For purposes of this Article, the party delivering an Arbitration Notice shall be referred to as the "INITIATING PARTY", and the party receiving an Arbitration Notice shall be referred to as the "RESPONDING PARTY". Each Arbitration Notice shall (i) specifically set forth the Article and Section of this Lease in which are located the provisions hereof expressly entitling the Initiating Party to submit the dispute in question to arbitration (such provisions being herein called the "AUTHORIZING PROVISIONS"), and (ii) set forth, with reasonable specificity, the dispute being submitted to arbitration pursuant to such Authorizing Provisions and the issue to be determined by arbitration (which issue shall be consistent with the Authorizing Provisions) (such issue being herein called the "ARBITRATION ISSUE").

     54.2 Promptly after the appointment of the arbitrator, the arbitrator shall proceed to decide the Arbitration Issue. The arbitrator shall be instructed to render his/her decision, in writing, within ten (10) business days after appointment.

     54.3 Landlord and Tenant shall each have the right to appear and be represented by counsel before any arbitrator(s) and to submit such data and memoranda in support of their respective positions with respect to the Arbitration Issue as may be reasonably necessary or appropriate in the circumstances. The arbitrator shall set a schedule for the hearing and submission of data and memoranda so as to comply with the ten (10) business day deadline for rendering the decision.

     54.4 Landlord and Tenant shall share equally in the cost and expense of the arbitration, and each shall separately pay its own attorneys' fees and expenses, unless the arbitrator finds that one of the parties did not act in good faith in connection with the dispute or the conduct of the arbitration proceeding, in which case he may award all or part of said costs, expenses and fees to the other party.

     54.5 With respect to any conclusive and binding decision of the arbitrator rendered pursuant to the provisions of this Section, judgment may be entered thereupon in any court of competent jurisdiction. In rendering any decision, the arbitrator shall have no power to modify any of the provisions of this Lease, and the jurisdiction of arbitrator is limited accordingly, it being specifically understood that the arbitrator, in any arbitration under this Section, shall only have authority to decide the Arbitration Issue in question, and in no event shall the arbitrator have any authority to award damages. The arbitrator shall be instructed to keep the arbitration and all matters pertaining thereto strictly confidential, both during and for a period of ten years after the arbitration is concluded, except as required by applicable law.

     54.6 Each "ARBITRATOR" appointed hereunder (whether by Landlord, Tenant or any other person(s), organization or court) shall not then be employed by Landlord, Tenant or any affiliate of Landlord or Tenant, and, in all other respects, shall be impartial. In addition, each arbitrator (x) shall meet the specific qualifications set forth in the applicable Authorizing Provisions, or
(y) if no such qualifications are so set forth in the Authorizing Provisions, shall have at least ten (10) years experience in the area being arbitrated.

     54.7 Landlord and Tenant shall not be deemed to have agreed to have any dispute/issue arising out of this Lease determined by arbitration unless arbitration in such manner shall be expressly provided hereunder. If the issues included in this arbitration clause include any matter which may affect the computation or determination of Tenant's rental obligations, Tenant shall continue paying the amount as determined or computed by Landlord while the arbitration is pending, subject to retroactive adjustment after the arbitration is concluded. While such arbitration is pending, Tenant's obligations to pay the amount as determined or computed by Landlord shall be enforceable by Landlord in accordance with the Lease, without first resorting to arbitration.

     54.8 If either Landlord or Tenant, or both, are named as defendant in an action or proceeding brought by a third party, then any provision of this Lease requiring the submission of disputes to arbitration shall not preclude the determination of the issues between Landlord and Tenant raised in such action or proceeding.

     55. LEASEHOLD MORTGAGE PERMITTED.

     55.1. Tenant may at any time mortgage, encumber, pledge or assign as security its right, title and interest in and to the leasehold estate created hereby ("LEASEHOLD MORTGAGE"). Tenant may, at any time, give to Landlord a notice (hereinafter referred to as a "MORTGAGE NOTICE") containing the name and address of a MORTGAGE LENDER (as defined below), to which the leasehold estate created hereby has been or will be mortgaged, encumbered, pledged or assigned as security. Upon written request from Tenant or any Mortgage Lender identified in a Mortgage Notice, Landlord will acknowledge, in writing, the receipt of any Mortgage Notice which it has received. For the purposes of this Lease, unless the context otherwise requires, the term Leasehold Mortgage shall mean only one, primary mortgage, deed of trust, or other lien instrument encumbering Tenant's leasehold interest herein existing at any one time (including any renewal, modification, replacement or extension thereof) for a term which shall never exceed the term hereof, in any event; and the term Mortgage Lender shall mean the INSTITUTIONAL LENDER (as defined below), which is the holder of the Leasehold Mortgage for which Landlord has received written notice pursuant to
Section 55.2 below. For purposes of this Lease, Institutional Lender shall mean a savings and loan association, commercial bank, trust company, credit union, insurance company, pension fund, federal, state or local governmental authority or agency, or other lender regularly engaged in financing or administering such loans.

     55.2. Provided that Tenant has previously given Landlord a Mortgage Notice, whenever Landlord shall give any default notice to Tenant pursuant to this Lease, Landlord shall also give to any Mortgage Lender at the address of such Mortgage Lender, a duplicate copy of such notice. The address of the Mortgage Lender shall be the address specified in the Mortgage Notice, unless changed by subsequent written notice given by the Mortgage Lender to Landlord. If at any time a Mortgage Lender shall give to Landlord a written notice that it has released its lien on the leasehold estate created hereby, such lender shall cease to be a Mortgage Lender for purposes hereof and no further notices need be given to it.

     55.3. If Tenant shall not cure or remedy any default or breach of covenant by Tenant under this Lease within the period provided for such cure or remedy, which failure to cure or remedy shall entitle Landlord to terminate this Lease, Landlord shall thereupon give notice to that effect to the

Mortgage Lender. The following provisions of this subsection shall apply if, within twenty (20) business days following such termination notice, the Mortgage Lender shall:

          (a) notify Landlord in writing of the Mortgage Lender's desire to nullify such termination notice;

          (b) pay or cause to be paid all Rent and other monetary charges and amounts then required to have been paid by Tenant, together with all such Rent and other monetary charges and amounts under this Lease which become payable by Tenant during such applicable termination notice period; and

          (c) comply, or in good faith and with reasonable diligence and continuity, commence to comply, with all non-monetary requirements of this Lease then in default and reasonably susceptible of being complied with by such Mortgage Lender so that all existing defaults of Tenant shall be cured; provided, however, if such Mortgage Lender advises Landlord in writing prior to the expiration of such twenty (20) business day period that it cannot cure such non-monetary defaults, then such Mortgage Lender shall agree to pay and shall pay to Landlord within ten (10) days of Landlord's written demand therefore the costs and expense incurred by Landlord to cure such default on Tenant's behalf.

Provided that Mortgage Lender shall have complied with the foregoing and shall continue to abide by all of the terms and conditions of the Lease from and after the expiration of the twenty (20) business day period described above, Mortgage Lender may, at any time permitted under its loan documents, foreclose or otherwise realize upon its lien on the leasehold estate created hereby and following such foreclosure or other action, Landlord will recognize the person, firm or corporation acquiring the leasehold estate created hereby as the Tenant hereunder with all of the rights and estate of Tenant, provided such person, firm or corporation agrees to execute instruments reasonably satisfactory to Landlord evidencing the assumption of any and all obligations of Tenant and its agreement to perform all of the terms, covenants and conditions of this Lease to be observed and performed by Tenant and to be bound by all of the terms, covenants and conditions hereof. Provided, however that neither such foreclosure or other action by Mortgage Lender, nor any such person's, firm's or corporation's assumption, shall operate to relieve Tenant of its liabilities under this Lease, and Tenant shall remain liable for the full and faithful performance of all of the terms, covenants and conditions of this Lease to be observed and performed by Tenant.

     55.4. Landlord further agrees that any Mortgage Lender, in order to protect its interest in the leasehold estate created hereby, may, unless there has been a prior termination of this Lease or non-renewal of the term, timely exercise any then remaining Renewal Term granted to Tenant in Section 2.2 and to otherwise perform as Tenant hereunder and if such right of renewal is not also exercised by Tenant, then during such Renewal Term as exercised by Mortgage Lender, Landlord will recognize the Mortgage Lender as the lessee hereunder with all of the rights and obligations of

Tenant; provided, however, and notwithstanding anything herein contained to the contrary, such exercise of the Renewal Term, continuation of the Lease term and occupancy of the Leased Premises by Mortgage Lender shall be subject to all of the terms, conditions and restrictions contained herein (including, but not limited to the Permitted Use) and any purchaser at any sale of Tenant's leasehold estate or the assignee or transferee of Tenant's leasehold estate under any instrument of assignment or transfer in lieu of foreclosure of the Leasehold Mortgage, shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of Tenant to be performed hereunder from and after the date of such purchase and/or assignment or assumption.

     55.5 Subject to the terms and provisions of any then applicable SNDA, any Leasehold Mortgage, at all times during the term, is and shall be subject and subordinate to all of the terms and conditions of this Lease and Landlord's fee title interest in the Land and the Building (which shall never be subject to the lien of the Leasehold Mortgage, in any event), and any fee mortgages now or hereinafter placed thereon; provided, however, Landlord agrees that it shall subordinate any statutory or equitable lien it may have in Tenant's personal properly by virtue of this Lease to the interest of the Leasehold Mortgagee in Tenant's personal property.

     56. CONTIGUOUS PARCEL. [Intentionally omitted.]

     57. COUNTERPARTS.

          This Lease may be executed in any number of counterparts. Each such counterpart shall be deemed to be an original Lease and all such counterparts as may be executed shall constitute one and the same Lease.

     58. BONDS.

          Prior to the commencement of any of Tenant's Work, Tenant shall provide (or cause to be provided) to Landlord performance, payment and completion bonds from such sureties and in such amounts and in such forms, all as Landlord shall deem appropriate in its sole and absolute discretion, to secure Landlord that all of Tenant's Work in accordance with Tenant's Plan and the provisions of this Lease shall be completed and that all costs associated therewith shall be paid. Tenant acknowledges that Tenant's covenant to provide such bonds to Landlord is a material inducement to Landlord to execute and deliver this Lease and but for such covenant and the performance thereof Landlord would not have executed and delivered this Lease. It is specifically agreed that Landlord need not assign or otherwise transfer its rights as the beneficiary of such bonds to any Mortgage Lender or Institutional Lender (as those terms are defined above) and may exercise its rights as a beneficiary thereof in accordance with the terms of such bonds without obligation to any such Mortgage Lender or Institutional Lender.

          This Lease may be executed in any number of counterparts. Each such counterpart shall be deemed to be an original Lease and all such counterparts as may be executed shall constitute one and the same Lease.

     58. BONDS.

          Prior to the commencement of any of Tenant's Work, Tenant shall provide (or cause to be provided) to Landlord performance, payment and completion bonds from such sureties and in such amounts and in such forms, all as Landlord shall deem appropriate in its sole and absolute discretion, to secure Landlord that all of Tenant's Work in accordance with Tenant's Plan and the provisions of this Lease shall be completed and that all costs associated therewith shall be paid. Tenant acknowledges that Tenant's covenant to provide such bonds to Landlord is a material inducement to Landlord to execute and deliver this Lease and but for such covenant and the performance thereof Landlord would not have executed and delivered this Lease. It is specifically agreed that Landlord need not assign or otherwise transfer its rights as the beneficiary of such bonds to any Mortgage Lender or Institutional Lender (as those terms are defined above) and may exercise its rights as a beneficiary thereof in accordance with the terms of such bonds without obligation to any such Mortgage Lender or Institutional Lender.

     59. VERMIN, PESTS AND RODENTS.

          Prior to the commencement of Tenant's Work, Tenant shall prepare and present to Landlord for Landlord's approval, which approval shall not be unreasonably withheld, delayed or conditioned, a program for the prevention of
(i) infestation by vermin, rodents and other pests on or about the Leased Premises; and (ii) the emanation of any odors from the Leased Premises and/or Tenant's operations in, on about the Leased Premises. During the Term of this Lease, Tenant shall execute such program at Tenant's sole and expense and shall use its best efforts to prevent (i) the presence and/or infestation by vermin, rodents and other pests and (ii) the emanation of odors from the Leased Premises and/or Tenant's operations in, on about the Leased Premises. If such program shall be ineffective, Tenant shall take such other actions as Landlord may require to eradicate such presence, infestation or odors achieve and thereafter to prevent the reoccurrence thereof.

                    [THIS PAGE WAS INTENTIONALLY ENDED HERE.]

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

ATTEST (WITNESS):                       RECYCLING TECHNOLOGY DEVELOPMENT, LLC,

                                        LANDLORD


/s/ Joseph A Alfano                     By: /s/ Valerie Montecalus
-------------------------------------       ------------------------------------
Joseph A Alfano                (Name)   (Name) Valerie Montecalus
Chief Financial Officer       (Title)   (Title) Managing member


ATTEST (WITNESS):                       CONVERTED ORGANICS, INC.

                                        TENANT


/s/ William A Gildea                    /s/ Edward J. Gildea
-------------------------------------   ----------------------------------------
William a Gildea               (Name)   Edward J. Gildea                  (Name)
Secretary                    (Title)    President                        (Title)

                                    EXHIBIT A

           PROPERTY SITE PLAN/PLAN OF THE BUILDING AND LEASED PREMISES

                               (APARTMENT LAYOUT)

                                    EXHIBIT B

                               BASE RENT SCHEDULE

            RENT TO BE PAID FROM AND AFTER THE RENT COMMENCEMENT DATE

The lease term is for TEN (10) years with an option to renew for an additional TEN (10) years.

During the first FIVE (5) years the base rent is: $32,500.00 per month $390,000/yr.

The rent is increased, as per the following schedule, in year 6 thru year 20.

Lease Year                                                Monthly       Annual
----------                                              ----------   -----------
Year Six (6)          $32,500.00   Plus 5%  $1,625.00   $34,125.00   $409,500.00
Year Seven (7)        $34,125.00   Plus 2%  $  682.50   $34,807.50   $417,690.00
Year Eight (8)        $34,807.50   Plus 2%  $  696.15   $35,503.65   $426,043.80
Year Nine (9)         $35,503.65   Plus 2%  $  710.07   $36,213.72   $434,564.68
Year Ten (10)         $36,213.72   Plus 2%  $  724.27   $36,938.00   $443,255.97
Year Eleven (11)      $36,938.00   Plus 5%  $1,846.90   $38,784.90   $465,418.77
Year Twelve (12)      $38,784.90   Plus 2%  $  775.70   $39,560.60   $474,727.14
Year Thirteen (13)    $39,560.60   Plus 2%  $  791.21   $40,351.81   $484,221.69
Year Fourteen (14)    $40,351.81   Plus 2%  $  807.04   $41,158.84   $493,906.12
Year Fifteen (15)     $41,158.84   Plus 2%  $  823.18   $41,982.02   $503,784.24
Year Sixteen (16)     $41,982.02   Plus 5%  $2,099.10   $44,081.12   $528,973.45
Year Seventeen (17)   $44,081.12   Plus 2%  $  881.62   $44,962.74   $539,552.92
Year Eighteen (18)    $44,962.74   Plus 2%  $  899.25   $45,862.00   $550,343.98
Year Nineteen (19)    $45,862.00   Plus 2%  $  917.24   $46,779.24   $561,350.86
Year Twenty (20)      $46,779.24   Plus 2%  $  935.58   $47,714.82   $572,577.88

                                    EXHIBIT C

         DIAGRAM SHOWING THE COMMON AREAS, ACCESS ROADS AND THE INITIAL
                                  STAGING AREA

                                  SEE EXHIBIT A

       The location and dimensions of the Staging Area shall be subject to change from time to time by Landlord.

                                    EXHIBIT D

                                 EXISTING LEASES

1.   Montecalvo Disposal Services, Inc.

2.   Montecalvo Construction Corp.

3.   Bayshore Recycling Corp.

4.   ESMI of New Jersey, LLC

5.   Allocco Recycling Corp.

6.   Bio Genesis Enterprises

                                    EXHIBIT E

              ILLUSTRATIVE LIST OF COMMON AREAS COSTS AND EXPENSES

1.   Snow Removal from common areas

2.   Lighting of common areas

3.   Security of common areas

4.   Maintenance and Repair of common areas

5.   Insurance cost and Taxes related to common areas

6.   All utilities related to common areas

7. All costs related to Municipal, County or State requirements related to the common areas.

                                    EXHIBIT F

                         SCHEDULE OF REQUIRED INSURANCE

1.   All Risk Fire Insurance

2.   Flood Insurance

3.   Rent Insurance/Business Interruption Coverage

4.   Comprehensive General Public Liability Insurance

5.   Workers Compensation Insurance

6.   Automobile Liability Insurance

7.   Employers Liability Insurance

8.   First Party Environmental Insurance

                                    EXHIBIT G

                 LIST OF ITEMS TO REMAIN IN THE LEASED PREMISES
              UPON EXPRIRATION OR EARLIER TERMINATION OF THE LEASE

1. Electrical service equipment (conduits, panels, distribution, outlets, junction boxes, cable, etc.)

2.   Light fixtures.

3.   HVAC equipment and distribution system.

4.   Water service equipment and distribution system.

5.   Alarm and fire suppression (sprinkler or other) equipment and systems.

6.   Plumbing equipment and distribution system.

7.   All interior walls and partitions.

                                    EXHIBIT H

                                FORM OF GUARANTY

     THIS GUARANTY, made by CONVERTED ORGANICS, INC. (the "Guarantor") a Delaware corporation, having a current address at 7A Commercial Wharf West, Boston, MA. 02110 ("Guarantor") in favor of RECYCLING TECHNOLOGY DEVELOPMENT, LLC, having a current address at 75 Crows Mill Road, Keasbey, New Jersey 08832 ("Landlord").

                                   WITNESSETH:

     WHEREAS, in order to induce Landlord to consent to the assignment and assumption of that certain Agreement of Lease, dated June 2, 2006, between Landlord and Converted Organics, Inc. (the "Lease") to ________________________ ("Tenant"), a wholly owned subsidiary of Guarantor, Guarantor agrees to guarantee the obligations of Tenant under the Lease.

     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby guarantees, covenants and agrees as follows:

     1. Guarantor unconditionally and absolutely guarantees to Landlord, and its successors and assigns, the due, punctual and complete payment and performance by Tenant, of all of the obligations, undertakings, covenants and agreements of Tenant under the Lease and under any modification, amendment, variation or termination of thereof.

     2. Guarantor represents and warrants to Landlord, and its successors and assigns, that:

          (a) Guarantor has an ownership interest in Tenant.

          (b) This Guaranty has been duly and validly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms.

          (c) The compliance by Guarantor with all the provisions hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement, understanding or instrument to which Guarantor is a party or by which Guarantor is bound or to which any of the property or assets of Guarantor is subject, nor will such action result in any violation of the provisions of any order of any court or governmental agency or body having jurisdiction over Guarantor or any of Guarantor's properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by Guarantor of Guarantor's obligations under this Guaranty.

     3. Guarantor waives to the fullest extent permitted by law: (a) any defense based upon any (i) legal disability or lack of authority of Tenant, (ii) legal or equitable discharge or limitation of the liability of Tenant, whether consensual or arising by operation of law, (iii) bankruptcy, insolvency, reorganization or other similar proceeding affecting Guarantor or Tenant, or
(iv) invalidity, irregularity or unenforceability of any or all of the provisions of this Guaranty or the Lease; (b) presentment, demand, protest or notice of any other kind; (c) notice of acceptance of this Guaranty; (d) other defenses available to a guarantor under applicable law; or (e) any requirement of diligence on the party of Landlord or any right Guarantor may have to require Landlord to proceed first against Tenant.

     4. Guarantor hereby agrees that this is a guaranty of payment and not of collection and that Landlord shall have the right to require the performance by Guarantor of each and every one of its obligations hereunder, and to sue for damages and other relief at law and in equity (including specific performance) for breach of any such obligations without first seeking or taking any action against Tenant, and that the institution of any such suit or proceeding shall not be deemed to be taking part in the control of Tenant's business by Landlord or subject Landlord to liability to Guarantor, its successors or assigns hereunder or to any other person or entity for any of Landlord's obligations.

     5. The liability of Guarantor shall be unaffected by:

     (i) any modification, amendment, termination or variation in or addition to the Lease;

     (ii) any extensions of time for performance or any waiver of performance or any delay of Landlord in enforcing any right, remedy, power or privilege which Landlord may have against Tenant or any other person;

     (iii) the release of Tenant, in whole or in part, from performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease, whether made with or without notice to Guarantor;

     (iv) any other guarantee now or hereafter executed by Guarantor or anyone else in connection with the transactions contemplated by the Lease;

     (v) any rights, powers or privileges Landlord may now or hereafter have against any person or entity;

     (vi) any event of bankruptcy, insolvency, reorganization or similar proceedings affecting Tenant or the dissolution or liquidation of Tenant; or

     (vii) the sale, assignment, transfer or other disposition of all or a portion of Guarantor's interest in Tenant.

     6. Guarantor covenants that in the event this Guaranty is placed in the hands of an attorney for enforcement, Guarantor will reimburse Landlord for all reasonable expense incurred directly in the enforcement of the rights of Landlord hereunder, including reasonable attorneys' fees and expenses if, and only if, Landlord is the prevailing party.

     7. This Guaranty is a continuous and continuing guarantee and shall be construed and enforced in accordance with the laws of the State of New Jersey. Any provisions hereof which may prove unenforceable under any law shall not affect the validity of any other provisions hereof.

     8. Guarantor has reviewed the terms and conditions of the Lease and has considered and understands all of the respective obligations, undertakings, covenants and agreements of Tenant thereunder.

     9. No modification, waiver, amendment, discharge or change in this Guaranty shall be valid unless in writing and approved by Landlord.

     10. Nothing herein shall be deemed a waiver by the Guarantor of any right it may have to subrogation or contribution against third parties.

     11. This Guaranty shall inure to the benefit of Landlord, its successors and assigns exclusively and shall not inure to the benefit of, or be enforceable by, any other third party.

     12. Nothing set forth in this Guaranty shall be interpreted or construed to limit the obligations and/or liabilities of Guarantor under the Lease or otherwise release the Guarantor therefrom in its capacity as the originally named "Tenant" thereunder.

     IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty to Landlord as of the _________________ day of ______________________________.

WITNESS:                                GUARANTOR:

                                        CONVERTED ORGANICS, INC.


-------------------------------------   ----------------------------------------
                                        Print Name:
                                                    ----------------------------
                                        Tax ID Number:
                                                       -------------------------

STATE OF ____________________________ )
                                      ) ss:
COUNTY OF ___________________________ )

     The foregoing instrument was acknowledged before me this _______ day of _________________, by ____________________________, as _______________ of
Converted Organics, Inc., a Delaware corporation, on behalf of, and as duly authorized by, said corporation. He is personally known to me or has produced ______________________________________ as identification.


                                        ----------------------------------------
                                        Notary Public, State of
                                                                ----------------
                                        Print Name:
                                                    ----------------------------
                                        My Commission Expires:
                                                               -----------------

STATE OF ____________________________ )
                                      ) ss:
COUNTY OF ___________________________ )

     The foregoing instrument was acknowledged before me this ______________ day of ____________________, by ___________________, as _____________________ of
Converted Organics, Inc., a Delaware corporation, on behalf of, and as duly authorized by, said corporation. He is personally known to me or has produced ________________________________ as identification.


                                        ----------------------------------------
                                        Notary Public, State of
                                                                ----------------
                                        Print Name:
                                                    ----------------------------
                                        My Commission Expires:
                                                               -----------------